_________________________________________________________________



                    AMERISTAR CASINOS, INC.,




                      SERIES A AND SERIES B
           10 1/2% SENIOR SUBORDINATED NOTES DUE 2004





            ________________________________________

                            INDENTURE


                    Dated as of July 15, 1997
            ________________________________________










            ________________________________________

                FIRST TRUST NATIONAL ASSOCIATION,

                           as Trustee
            ________________________________________


                         CROSS-REFERENCE TABLE

TIA Section                                     Indenture
                                                Section
310(a)(1)                                       7.10
  (a)(2)                                        7.10
  (a)(3)                                        N.A.
  (a)(4)                                        N.A.
  (a)(5)                                        7.08; 7.10
  (b)                                           7.08; 7.10;
                                                12.02
  (c)                                           N.A.
311(a)                                          7.11
  (b)                                           7.11
  (c)                                           N.A.
312(a)                                          2.05
  (b)                                           12.03
  (c)                                           12.03
313(a)                                          7.06
  (b)(1)                                        N.A.
  (b)(2)                                        7.06
  (c)                                           7.06; 12.02
  (d)                                           7.06
314(a)                                          4.07; 4.08;
                                                12.02
  (b)                                           N.A.
  (c)(1)                                        12.04
  (c)(2)                                        12.04
  (c)(3)                                        N.A.
  (d)                                           N.A.
  (e)                                           12.05
  (f)                                           N.A.
315(a)                                          7.01(b)
  (b)                                           7.05; 12.02
  (c)                                           7.01(a)
  (d)                                           7.01(c)
  (e)                                           6.10
316(a) (last sentence)                          2.09
  (a)(1)(A)                                     6.05
  (a)(1)(B)                                     6.04
  (a)(2)                                        N.A.
  (b)                                           6.06
  (c)                                           9.05
317(a)(1)                                       6.07
  (a)(2)                                        6.08
  (b)                                           2.04
318(a)                                          12.01
  (c)                                           12.01
                      ____________________
                    N.A. means Not Applicable
Note:     This Cross-Reference Table shall not, for any purpose,
            be deemed to be a part of the Indenture.


                           TABLE OF CONTENTS


ARTICLE ONE     DEFINITIONS AND INCORPORATION BY REFERENCE      7
     SECTION 1.01. Definitions.                                7
     SECTION 1.02. Incorporation by Reference of TIA.         28
     SECTION 1.03. Rules of Construction.                     28

ARTICLE TWO     THE NOTES                                      29
     SECTION 2.01. Form and Dating.                           29
     SECTION 2.02. Execution and Authentication; Aggregate
                    Principal Amount.                          30
     SECTION 2.03. Registrar and Paying Agent.                31
     SECTION 2.04. Paying Agent To Hold Assets in Trust.      31
     SECTION 2.05. Noteholder Lists.                          32
     SECTION 2.06. Transfer and Exchange.                     32
     SECTION 2.07. Replacement Notes.                         33
     SECTION 2.08. Outstanding Notes.                         33
     SECTION 2.09. Treasury Notes.                            33
     SECTION 2.10. Temporary Notes.                           34
     SECTION 2.11. Cancellation.                              34
     SECTION 2.12. Defaulted Interest.                        34
     SECTION 2.13. CUSIP Number.                              34
     SECTION 2.14. Deposit of Money.                          35
     SECTION 2.15. Restrictive Legends.                       35
     SECTION 2.16. Book-Entry Provisions for Global
                    Security.                                  36
     SECTION 2.17. Special Transfer Provisions.               38

ARTICLE THREE   REDEMPTION                                     40
     SECTION 3.01. Notices to Trustee.                        40
     SECTION 3.02. Selection of Notes To Be Redeemed.         40
     SECTION 3.03. Notice of Redemption.                      40
     SECTION 3.04. Effect of Notice of Redemption.            41
     SECTION 3.05. Deposit of Redemption Price.               41
     SECTION 3.06. Notes Redeemed in Part.                    41
     SECTION 3.07. Redemption.                                42
     SECTION 3.08. Mandatory Disposition or Redemption
                    Pursuant to Gaming Laws.                   42

ARTICLE FOUR    COVENANTS                                      43
     SECTION 4.01. Payment of Notes.                          43
     SECTION 4.02. Maintenance of Office or Agency.           44
     SECTION 4.03. Corporate Existence.                       44
     SECTION 4.04. Payment of Taxes and Other Claims.         44

     SECTION 4.05. Maintenance of Properties and Insurance.   45
     SECTION 4.06. Compliance Certificate; Notice of
                    Default.                                   45
     SECTION 4.07. Compliance with Laws.                      46
     SECTION 4.08. SEC Reports.                               46
     SECTION 4.09. Waiver of Stay, Extension or Usury Laws.   47
     SECTION 4.10. Limitation on Restricted Payments.         47
     SECTION 4.11. Limitation on Transactions with
                    Affiliates.                                49
     SECTION 4.12. Limitation on Indebtedness.                49
     SECTION 4.13. Limitation on Restrictions on
                    Distributions from Subsidiaries.           51
     SECTION 4.14. Change of Control.                         51
     SECTION 4.15. Limitation on Sales of Assets and
                    Restricted Subsidiary Stock.               52
     SECTION 4.16. Limitation on Issuance and Sale of
                    Capital Stock of Restricted
                    Subsidiaries.                              54
     SECTION 4.17. Limitation on Liens.                       54
     SECTION 4.18. Limitation of Layered Indebtedness.        54
     SECTION 4.19. Limitation on Designations of Restricted
                    Subsidiaries and Unrestricted
                    Subsidiaries.                              55
     SECTION 4.20. Repurchase of Notes on Loss of Material
                    Gaming License.                            56
     SECTION 4.21. Limitation on Other Business Activities.   57
     SECTION 4.22. Additional Subsidiary Guarantees.          57
     SECTION 4.23. Payment for Consents.                      57
     SECTION 4.24. General Procedures for Purchase of
                    Notes.                                     57

ARTICLE FIVE    SUCCESSOR CORPORATION                          59
     SECTION 5.01. Merger, Consolidation and Sale of
                    Assets.                                    59

ARTICLE SIX     DEFAULT AND REMEDIES                           60
     SECTION 6.01. Events of Default.                         60
     SECTION 6.02. Acceleration.                              62
     SECTION 6.03. Other Remedies.                            63
     SECTION 6.04. Waiver of Past Defaults.                   63
     SECTION 6.05. Control by Majority.                       63
     SECTION 6.06. Rights of Holders To Receive Payment.      63
     SECTION 6.07. Collection Suit by Trustee.                64
     SECTION 6.08. Trustee May File Proofs of Claim.          64
     SECTION 6.09. Priorities.                                64
     SECTION 6.10. Undertaking for Costs.                     65
     SECTION 6.11. Restoration of Rights and Remedies.        65
     SECTION 6.12. Limitation on Suits.                       65

ARTICLE SEVEN   TRUSTEE                                        66
     SECTION 7.01. Duties of Trustee.                         66

     SECTION 7.02. Rights of Trustee.                         67
     SECTION 7.03. Individual Rights of Trustee.              68
     SECTION 7.04. Trustee's Disclaimer.                      68
     SECTION 7.05. Notice of Default.                         68
     SECTION 7.06. Reports by Trustee to Holders.             68
     SECTION 7.07. Compensation and Indemnity.                68
     SECTION 7.08. Replacement of Trustee.                    69
     SECTION 7.09. Successor Trustee by Merger, Etc.          70
     SECTION 7.10. Eligibility; Disqualification.             70
     SECTION 7.11. Preferential Collection of Claims
                    Against Company.                           71

ARTICLE EIGHT   DISCHARGE OF INDENTURE; DEFEASANCE             71
     SECTION 8.01. Termination of the Company's
                    Obligations.                               71
     SECTION 8.02. Legal Defeasance and Covenant
                    Defeasance.                                72
     SECTION 8.03. Conditions to Legal Defeasance or
                    Covenant Defeasance.                       73
     SECTION 8.04. Application of Trust Money.                75
     SECTION 8.05. Repayment to the Company.                  75
     SECTION 8.06. Reinstatement.                             75

ARTICLE NINE    AMENDMENTS, SUPPLEMENTS AND WAIVERS            76
     SECTION 9.01. Without Consent of Holders.                76
     SECTION 9.02. With Consent of Holders.                   77
     SECTION 9.03. Effect on Senior Indebtedness.             78
     SECTION 9.04. Compliance with TIA.                       78
     SECTION 9.05. Revocation and Effect of Consents.         78
     SECTION 9.06. Notation on or Exchange of Notes.          79
     SECTION 9.07. Trustee To Sign Amendments, Etc.           79

ARTICLE TEN     SUBORDINATION                                  79
     SECTION 10.01.Agreement to Subordinate.                  79
     SECTION 10.02.Payment to Noteholders.                    80
     SECTION 10.03.Subrogation of Notes.                      81
     SECTION 10.04.Authorization by Securityholders.          82
     SECTION 10.05.Notice to Trustee.                         82
     SECTION 10.06.Trustee's Relation to Senior Debt
                    Holders.                                   83
     SECTION 10.07.No Impairment of Subordination.            84

ARTICLE ELEVEN  SUBSIDIARY GUARANTEES                          84
     SECTION 11.01.Subsidiary Guarantees.                     84
     SECTION 11.02.Release Following Disposition of Capital
                    Stock or Designation as an Unrestricted
                    Subsidiary.                                86
     SECTION 11.03.Rights of Contribution.                    86
     SECTION 11.04.Limitation on Liability.                   87

     ARTICLE TWELVEMISCELLANEOUS                              88
     SECTION 12.01.TIA Controls.                              88
     SECTION 12.02.Notices.                                   88
     SECTION 12.03.Communications by Holders with Other
                    Holders.                                   89
     SECTION 12.04.Certificate and Opinion as to Conditions
                    Precedent.                                 89
     SECTION 12.05.Statements Required in Certificate or
                    Opinion.                                   89
     SECTION 12.06.Rules by Trustee, Paying Agent,
                    Registrar.                                 89
     SECTION 12.07.Legal Holidays.                            90
     SECTION 12.08.Governing Law.                             90
     SECTION 12.09.No Adverse Interpretation of Other
                    Agreements.                                90
     SECTION 12.10.No Recourse Against Others.                90
     SECTION 12.11.Successors.                                90
     SECTION 12.12.Duplicate Originals.                       90
     SECTION 12.13.Severability.                              90
     SECTION 12.14.Designation of Notes as Senior
                    Indebtedness Under Gem Notes.              91
     SECTION 12.15.Liability of ACCBI.                        91

Exhibit A - Form of Note                                      A-1
Exhibit B - Form of Certificate To Be Delivered in
        Connection with Transfers to Non-U.S Persons
        Pursuant to Regulation S                             B-1
Exhibit C - Form of Certificate To Be Delivered in
        Connection with Transfers to QIBs                    C-1
Exhibit D - Portions of Final Offering Memorandum             D-1
Exhibit E - Form of Supplemental Indenture                    E-1
Exhibit F - Form of Subsidiary Guarantee                      F-1




Note:     This Table of Contents shall not, for any purpose, be
     deemed to be a part of the Indenture.

           THIS  INDENTURE, dated as of July 15, 1997 is  entered into by and among AMERISTAR CASINOS, INC., a Nevada corporation (the "Company"), AMERISTAR CASINO LAS VEGAS, INC., a Nevada corporation, AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation, A.C. FOOD SERVICES, INC., a Nevada corporation, AC HOTEL CORP., a Mississippi corporation, AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation (collectively, the "Initial Guarantors"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

     The Company has duly authorized the creation of an issue of 10 1/2% Senior Subordinated Notes due 2004 Series A (the "Initial Notes") and 10 1/2% Senior Subordinated Notes due 2004 Series B (the "Exchange Notes," and together with the Initial Notes, the "Notes"; all references to the Initial Notes, the Exchange Notes and the Notes include the Subsidiary Guarantees endorsed thereon) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done. Except for the receipt by ACCBI of all requisite approvals under Gaming Laws of this Indenture and the Subsidiary Guarantee made by ACCBI (as those terms are defined herein), all things necessary to make each of the Subsidiary Guarantees, when duly issued and executed by the Initial Guarantor party thereto, and authenticated and delivered hereunder, the valid obligations of such Initial Guarantor, and to make this Indenture a valid and binding agreement of each Initial Guarantor, have been done.

     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

                           ARTICLE ONE

           DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.Definitions.

     "ACCBI" means Ameristar Casino Council Bluffs, Inc., an Iowa corporation, and its successors.

     "ACFSI"   means   A.C.  Food  Services,   Inc.,   a   Nevada
corporation, and its successors.

     "ACHC" means AC Hotel Corp., a Mississippi corporation, and its successors.

     "ACLVI" means Ameristar Casino Las Vegas, Inc., a Nevada corporation, and its successors.

     "ACVI" means Ameristar Casino Vicksburg, Inc., a Mississippi corporation, and its successors.

           "Additional  Assets" means (i) any long-term  property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
(iii) Capital Stock, not held by the Company or a Restricted Subsidiary, constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.11 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Affiliate Transaction" is defined in Section 4.11.

     "Agent" means any Registrar, Paying Agent, or co-Registrar.

     "Agent Members" is defined in Section 2.16.

     "Asset Disposition" means (i) the direct or indirect sale, lease, conveyance or other disposition (each referred to for the purposes of this definition as a "disposition") of any assets (including, without limitation, by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary, and
(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Capital Stock of any of the Company's Restricted Subsidiaries, provided that Asset Disposition shall not include
(a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Specified Subsidiary or a Guarantor, (b) a single disposition, or a series of related dispositions of assets with an aggregate Fair Market Value and a sale price of less than $2 million, (c) dispositions of inventory or equipment (including gaming equipment) in the ordinary course of business or pursuant to an established program for the maintenance and upgrading of such equipment, (d) for purposes of
Section 4.15 only, a disposition subject to and in accordance with the limitations set forth under Section 4.10, (e) a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, which disposition will be governed by Section 4.14 and Article Five, (f) any Event of Loss, or (g) any foreclosure sale of FF&E pursuant to a Non-Recourse FF&E Financing.

     "Attributable Indebtedness" means Indebtedness deemed to be incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the greater of (i) the Fair

      Market Value of the property subject to such Sale/Leaseback
Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authenticating Agent" is defined in Section 2.02.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable from time to time under or in respect of the Revolving Credit Facility, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts and other liabilities payable thereunder or in respect thereof.

     "Bankruptcy Law" means Title 11, United States Code, or  any
similar  Federal  or state law for the relief  of  debtors.   All
references to any Section of the Bankruptcy Law are to Title 11, United States Code.

     "Benefited Party" is defined in Section 11.01(d).

     "Blockage Notice" is defined in Section 10.02(b).

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

     "Business Day" means each day that is not a Legal Holiday.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital  Stock"  of  any Person means any  and  all  stock,
partnership  interests,  limited  liability  company   interests,
shares,   interests,  rights  to  purchase,  warrants,   options,
participations

      or   other   equivalents  of  or  interests   in   (however
designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

     "Cede" is defined in Section 2.01.

     "CEDEL" is defined in Section 2.01.

     "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as each such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this definition, a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, and at such time the Permitted Holders together shall fail to "beneficially own," directly or indirectly, a greater percentage of the total voting power of the Voting Stock of the Company than is "beneficially owned" by such "person" or "group"; (ii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by an affirmative vote of not less than a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; (iv) the Company sells, leases or otherwise transfers, directly or indirectly, all or substantially all of its consolidated assets (including by way of sales of assets of Subsidiaries) to any Person other than a Restricted Subsidiary; or (v) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" is defined in the preamble, and includes its successors.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
(i) income tax expense, (ii) Consolidated Fixed Charges, (iii) depreciation expense and (iv) amortization expense, and (v) preopening costs that are required by GAAP to be charged as an

      expense  prior to or upon opening, in each  case  for  such period and, in the case of clauses (i), (iii), (iv) and (v), determined in accordance with GAAP.

     "Consolidated Coverage Ratio" on any date of determination (a "Transaction Date") means the ratio, on a pro forma basis, of
(a) Consolidated Cash Flow attributable to continuing operations and businesses (exclusive of amounts attributable to assets disposed of in Asset Dispositions and operations and businesses discontinued or disposed of or subject to a License Loss) for the period of the most recent four consecutive fiscal quarters ended prior to the date of such determination for which internal financial statements are available (the "Reference Period"), to
(b) Consolidated Fixed Charges for the Reference Period; provided, that for purposes of such calculation, (i) Investments in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which constitute all or substantially all assets of an operating unit of a business, and which acquisition occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date, shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions (including, without limitation, the designation of an Unrestricted Subsidiary or a Restricted Subsidiary) giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, (iv) Indebtedness of any Person that becomes a Restricted Subsidiary shall be deemed to have been Incurred on the first day of such Reference Period, and (v) Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless the Company or any of its Restricted Subsidiaries is a party to an Interest Rate Protection Agreement (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Fixed Charges" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest, (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,
(vii) interest attributable to the Indebtedness of any other Person for which the Company or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise (including Indebtedness Guaranteed pursuant to Guarantees) or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (whether or not such Indebtedness or Lien is called upon), (viii) net costs associated with Interest Rate Protection Agreements (including amortization of fees), (ix) the interest portion of any deferred obligation, (x) Preferred Stock dividends in respect of all Preferred Stock of the Company or its Restricted Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by a fraction, (i) the numerator of which is one and
(ii) the denominator of which is one minus the then current combined federal,

      state and local statutory tax rate of the Company  and  its
Restricted Subsidiaries, (xi) fees payable in connection with financings to the extent not included in (ii) above, including commitment, availability and similar fees and (xii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent related to Indebtedness that is not Guaranteed or paid by the Company or any Restricted Subsidiary and is not secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income
(loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
(a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, (vi) write-offs or charges not to exceed $700,000 attributable to the demolition of the 54 room hotel owned by ACVI in Vicksburg, and (vii) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are then available, prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of

      the  Company plus (ii) paid-in capital or  capital  surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.

     "Corporate Trust Office" means the office of the Trustee located at the address specified in Section 12.02 or such other office as to which the Trustee may give notice to the Company.

     "Covenant Defeasance" is defined in Section 8.02(c).

     "CPI" means Cactus Pete's, Inc., a Nevada corporation, and its successors.

     "Custodian"   means   any   receiver,   trustee,   assignee,
liquidator,  custodian or similar official under  any  Bankruptcy
Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the terms hereof, and, thereafter, "Depository" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness that (a) has an outstanding principal amount of at least $25 million (including the amount of all unpaid reimbursement obligations pursuant to letters of credit and the maximum principal amount available to be drawn under letters of credit, assuming that all conditions precedent to such drawing could be satisfied), and (b) has been designated as "Designated Senior Indebtedness" for purposes hereof in an Officers' Certificate received by the Trustee.

     "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Notes.

     "Euroclear" is defined in Section 2.01.

     "Event of Default" is defined in Section 6.01.

     "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excess Proceeds Offer" is defined in Section 4.15.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

           "Exchange  Notes"  is  defined  in  the  preamble  and include the Subsidiary Guarantees endorsed thereon.

     "Fair Market Value" means, with respect to any asset or property, the price which would be negotiated in an arms' length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "FF&E" means furniture, fixtures or equipment used directly in the operation of any Gaming Establishment owned or leased by the Company or its Restricted Subsidiaries.

     "Funding Guarantor" is defined in Section 11.03(a).

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the
Mississippi Gaming Commission, the Mississippi State Tax Commission, the Iowa Racing and Gaming Commission or any agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

     "Gaming Establishment" means any gaming establishment and all other property, assets or operations directly ancillary thereto or used in connection therewith, including any building, restaurant, lounge, hotel, vessel, barge, ship, theater, parking facilities, retail shops, land, child care centers, retail/wholesale food and beverage distribution facilities, gas stations, transportation services, swimming pools, tennis courts, personal care services, golf courses and other leisure, recreation and entertainment facilities and equipment.

     "Gaming Laws" means the Legal Requirements of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the Issue Date, be subject as a result of the conduct or proposed conduct of gaming operations.

     "Gaming License" means any license, qualification, permit, franchise or other authorization from any Governmental Authority required on the date hereof or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses, findings of suitability and registrations granted under Gaming Laws.

     "Gem Notes" means those certain subordinated promissory notes referred to herein as the "Gem Notes," made by the Company in favor of certain Persons, as in effect on the Issue Date, and any Refinancing Indebtedness with respect thereto; provided that
(i) the aggregate outstanding principal amount of such notes, together with the principal amount of any such

      Refinancing Indebtedness, does not exceed the  sum  of  (a)
the aggregate initial principal amount thereof described under "Description of Existing Indebtedness" in the Offering Memorandum plus (b) any accrued and unpaid interest accrued at the rate set forth in such notes on the Issue Date that is added to principal,
(ii) the other material terms and conditions of such notes or any such Refinancing Indebtedness (including the subordination and enforcement provisions) remain in full force and effect and conform in all material respects to the description of the "Gem Notes" under "Description of Existing Indebtedness" in the Offering Memorandum and (iii) any such note and any such Refinancing Indebtedness shall cease to constitute a "Gem Note" at any time when the aggregate amount of "Senior Indebtedness" (as defined in the Gem Notes) of the Company exceeds $250 million or such higher amount of "Senior Indebtedness" as is then permitted under all of the Gem Notes.

     "Global Note" is defined in Section 2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means (i) any Initial Guarantor and (ii) any other Subsidiary that, pursuant to Section 4.22, has executed and delivered an indenture supplemental hereto guaranteeing the Obligations of the Company under the Notes, and their respective successors, in each case unless and until such Person is released from its Subsidiary Guarantee in accordance with the applicable provisions hereof. Notwithstanding the foregoing, for purposes of
Section 4.12, neither CPI nor ACCBI shall be considered a Guarantor, unless it becomes a Guarantor, or its previously-executed Guarantee is approved under applicable Gaming Laws, as the case may be, within 9 months after the Issue Date.

     "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning.

           "Indebtedness" means, with respect to  any  Person  on any date of determination (without duplication),

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (ii)  the principal of and premium (if any) in  respect
     of   obligations   of  such  Person  evidenced   by   bonds,
     debentures, notes or other similar instruments;

          (iii)       all   Capitalized  Lease  Obligations   and
     Attributable Indebtedness of such Person;

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (v) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto);

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, with respect to the Company, any Disqualified Stock or Preferred Stock of any Restricted Subsidiary (excluding, in each case, any accrued dividends);

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of
     (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (ix)  to  the  extent not otherwise  included  in  this
     definition,   obligations  in  respect  of   Interest   Rate
     Protection Agreements.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Director" means a director of the Company other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any

      such  person) of a party, to the transaction  in  question, and who is, in fact, independent in respect of such transaction.

     "Initial Guarantors" is defined in the preamble and includes their respective successors.

     "Initial Notes" is defined in the preamble and includes the Subsidiary Guarantees endorsed thereon.

     "Interest Payment Date" means February 1 and August 1 of each year, commencing February 1, 1998.

     "Interest Rate Protection Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making such advances) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. Upon a redesignation of any Subsidiary previously designated as an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to have a continuing Investment in an Unrestricted Subsidiary in an amount equal to the excess, if any, of (i) the net book value of all outstanding Investments of the Company and any of its Restricted Subsidiaries in such redesignated Subsidiary at the time of such redesignation over (ii) the Fair Market Value of such Investments at the time of such redesignation.

     "Issue Date" means the date of original issuance of the Initial Notes pursuant hereto.

     "Legal Defeasance" is defined in Section 8.02(b).

     "Legal Holiday" is defined in Section 12.07.

     "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

     "License Loss" is defined in Section 4.20.

     "License Loss Amount" is defined in Section 4.20.

     "License Loss Offer" is defined in Section 4.20.

           "Lien" means any mortgage, pledge, security  interest,
encumbrance,   lien  or  charge  of  any  kind   (including   any
conditional sale or other title retention agreement or lease in the nature thereof) or any Sale/Leaseback Transaction.

     "Liquidated Damages" means all liquidated damages owing pursuant to Section 4 of the Registration Rights Agreement.

     "Maturity Date" means August 1, 2004.

     "Maximum Net Worth" is defined in Section 11.03(b).

     "Net Available Cash" from an Asset Disposition or Event of Loss means payments of cash or cash equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any consideration received in the form of assumption by the acquiring person of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing arrangements), as a consequence of such Asset Disposition or Event of Loss, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets permitted hereunder, or any Indebtedness (other than Subordinated Obligations) which must by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Event of Loss and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Worth" is defined in Section 11.03(b).

     "Non-Payment Default" is defined in Section 10.02(b).

     "Non-Recourse FF&E Financing" means Indebtedness of the Company or any Restricted Subsidiary (i) that is Incurred to finance the acquisition or lease after the Issue Date of newly acquired or leased FF&E used in the operation of any Gaming Establishment owned or leased by the Company or its Restricted Subsidiaries, (ii) the amount of which, together with any Refinancing Indebtedness with respect thereto, does not exceed 100% of the lesser of the cost or Fair Market Value of the FF&E so purchased or leased at the time such Indebtedness is incurred,

      and (iii) that is secured by a Permitted Lien on such  FF&E but no other assets; (iv) that provides that no personal recourse shall be had against the Company or any Restricted Subsidiary for the payment of such Indebtedness, enforcement being limited to such FF&E, (v) as to which neither the Company nor any of its Restricted Subsidiaries (other than the party obligated with respect thereto) provides any credit support or is liable, under a Guarantee or otherwise, or constitutes the lender; (vi) as to which no default on such Indebtedness (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that any event that results in any such Indebtedness ceasing to meet any of the foregoing conditions shall be deemed to constitute the Incurrence of Indebtedness by the party obligated with respect thereto.

     "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law (i) neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable thereon, under a Guarantee or otherwise, or constitutes the lender; (ii) no default with respect to such Indebtedness (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the lenders thereunder will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries and have been notified in writing to that effect.

     "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Rule 902 of Regulation S.

     "Notes"  is  defined  in  the  preamble  and  includes   the
Subsidiary Guarantees endorsed thereon.

     "Obligations"  means  any  principal,  interest,  penalties,
fees,   indemnifications,  reimbursements,  damages   and   other
liabilities   payable  under  the  documentation  governing   any
Indebtedness.

     "Obligor" means any of the Company and the Guarantors.

     "Offering   Memorandum"   means   the   Company's   Offering
Memorandum with respect to the Notes, dated July 10, 1997, certain portions of which are attached hereto as Exhibit D.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the relevant Obligor.

     "Officers' Certificate" means a certificate, in compliance with Sections 12.04 and 12.05, signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the relevant Obligor.

           "Opinion  of  Counsel" means a  written  opinion  from legal counsel who is acceptable to the Trustee, in compliance with Sections 12.04 and 12.05. The counsel may be an employee of or counsel to the Company or the Trustee.

     "pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

     "pay  the  Notes" and "payment of the Notes" are defined  in
Section 10.02(a).

     "Paying Agent" is defined in Section 2.03.

     "Payment Blockage Notice" is defined in Section 10.02(b).

     "Permitted Holders" means Craig H. Neilsen, his estate, spouse, ancestors and their spouses and lineal descendants and their spouses, the executors, administrators, and legal representatives of any of the foregoing and the trustee of any bona fide trust of which any of the foregoing are the sole beneficiaries, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) Voting Stock representing at least a majority of the total voting power of all classes of Capital Stock of such Person.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Guarantor or a Person which will, upon the making of such Investment, become a Guarantor; provided, however, that the primary business of such Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Guarantor; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be (other than loans or advances to finance the purchase by such employees of Capital Stock of the Company or any Subsidiary); (vii) stock, obligations or securities received in settlement of (or pursuant to any bankruptcy proceeding involving the obligor under) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and
(viii) Investments received as permitted by clause (ii) of the first paragraph of Section 4.15.

     "Permitted Junior Securities" means Capital Stock or any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes.

           "Permitted Liens" means, with respect to  any  Person,
(a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b)
Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens existing on the Issue Date; (g) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further, however, that such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company or any Restricted Subsidiary; (h) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens securing an Interest Rate Protection Agreement so long as the related Indebtedness is permitted to be Incurred hereunder, (j) Liens securing Non-Recourse FF&E Financings or Recourse FF&E Financings, in each case on the FF&E financed thereby, and Liens securing the Vicksburg Note, meeting the conditions of the definition of the Vicksburg Note; (k) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (f), (g), (h) or (j) at the time the original Lien became a Permitted Lien hereunder and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (l) leases or subleases to third parties that do not materially interfere with the operation of a Related Business by the Company and its Restricted Subsidiaries; (m) Liens arising by reason of a judgment or decree for

      the  payment of money to the extent not otherwise resulting in an Event of Default; (n) Liens in favor of the Company or any Guarantor; (o) Liens securing Senior Indebtedness; and (p) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than Trade Payables) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of a Related Business by the Company or such Restricted Subsidiary.

     "Person"  means  any  individual, corporation,  partnership,
joint   venture,   association,   Joint-stock   company,   trust,
unincorporated  organization,  government  or   any   agency   or
political subdivision thereof or any other entity.

     "Physical Note" is defined in Section 2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Private Placement Legend" is defined in Section 2.15(a).

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), or any succeeding provision, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

     "Public Equity Offering" means an underwritten public offering of common stock of the Company meeting the registration requirements of the Securities Act (other than a public offering registered on Form S-8 under the Securities Act or under any successor form) that results in Net Cash Proceeds of at least $20 million to the Company.

     "Purchase Date", when used with respect to any Note to be purchased pursuant to Sections 4.14, 4.15 or 4.20, means the date on which such Note is required to be purchased pursuant to such Section.

     "Purchase Price", when used with respect to any Note to be purchased pursuant to Sections 4.14, 4.15 or 4.20, means the price fixed for such purchase pursuant to such Section.

           "Qualified  Institutional  Buyer"  or  "QIB"  has  the
meaning specified in Rule 144A under the Securities Act.

     "Record Date" means a record date set forth in the Notes.

     "Recourse FF&E Financing" means Indebtedness of the Company or any of its Restricted Subsidiaries (other than Non-Recourse FF&E Financing) that is Incurred to finance the acquisition or lease after the Issue Date of newly acquired or leased FF&E used in the operation of any Gaming Establishment owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E, provided that such Indebtedness does not exceed the lesser of cost or Fair Market Value of such FF&E at the time of the acquisition or lease of such FF&E.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, restates, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance herewith (including, subject to the proviso below, Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the
Indebtedness being refinanced, (iv) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of the Company or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent (except that up to $22 million, less the aggregate amount of principal payments made on the Gem Notes, of Indebtedness Incurred to refinance the Gem Notes may rank pari passu with the Notes, if (a) the terms of such Indebtedness (except for the interest rate) are substantially similar to those of the Notes and (b) after giving pro forma effect to the Incurrence of such Indebtedness, the Consolidated Coverage

      Ratio of the Company is at least 2.25:1 and no  Default  or
Event of Default shall exist) and (v) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is a Non-Recourse FF&E Financing or the Vicksburg Note, such Refinancing Indebtedness shall meet the conditions set forth in the definition of "Non-Recourse FF&E Financing" (other than clause
(i) thereof) or "Vicksburg Note," as applicable; provided further, however, that Refinancing Indebtedness shall not include
(a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company, (b) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of a Guarantor, or
(c) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Registrar" is defined in Section 2.03.

     "Registration   Rights   Agreement"   means   that   certain
Registration Rights Agreement, dated as of July 15, 1997, by and among the Company and the other parties named on the signature pages thereto, as amended from time to time.

     "Regulation S Global Notes" is defined in Section 2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Regulation S Permanent Global Notes" is defined in  Section
2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Regulation S Temporary Global Notes" is defined in  Section
2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Related Business" means the business conducted (or proposed to be conducted) as of the Issue Date by the Company and its Subsidiaries in connection with any Gaming Establishment and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Establishment (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by the Company or one of its Restricted Subsidiaries.

     "Remaining Guarantor" is defined in Section 11.03(a).

     "Representative" means the trustee, agent or  representative
(if any) for an issue of Senior Indebtedness.

     "Repurchase Offer" is defined in Section 4.24.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Global Notes" is defined in Section 2.01 and includes the Subsidiary Guarantees endorsed thereon.

     "Restricted   Payment"  has  the  meaning   set   forth   in
Section 4.10.

           "Restricted Period" is defined in Section 2.01.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means (i) any Specified Subsidiary and (ii) any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the $125 million Revolving Credit Facility pursuant to a Credit Agreement dated as of July 8, 1997, as amended from time to time, among the Company, certain of the Company's Subsidiaries, the Lenders named therein and Wells Fargo Bank N.A., as agent, arranger and swingline lender, and any related documents or instruments and any extensions, revisions, refinancings or replacements thereof by a bank or a syndicate of institutional lenders (including any increase in the commitments thereunder to the extent otherwise permissible under this Indenture).

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Indebtedness" means, with respect to the Company or any Guarantor, (i) the Bank Indebtedness of such Person and (ii) all other Indebtedness of such Person (other than Disqualified Stock), including interest thereon, whether outstanding on the date of the Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor, as applicable; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary or any Affiliate, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or any Guarantor, (c) any Trade Payables or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Company or any Guarantor that is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock, (f) any Indebtedness Incurred in violation of the Indenture, or (g) any Indebtedness Incurred after the Issue Date in excess of the $250 million limit (or such higher limit as then in effect under all Gem Notes) on "Senior Indebtedness" under, and as defined in, the Gem Notes.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes

      and is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

     "Specified Subsidiary" means CPI, ACCBI, ACLVI, ACVI, ACHC and any other existing or future Subsidiary of the Company that owns, leases, operates or manages any of the assets of CPI, ACCBI, ACLVI, ACVI or ACHC on the Issue Date, or any additions, extensions or replacements of any such assets, or holds any Gaming License relating to any such assets, additions, extensions or replacements.

     "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or prepayment provision (but excluding any provision providing for the repurchase or prepayment of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer or borrower unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date hereof or thereafter Incurred) which is subordinate or junior in right of payment to the Notes in any respect and, in any event, includes the Gem
Notes (except for Refinancing Indebtedness relating to the Gem Notes that satisfies the criteria of the parenthetical provisions to clause (iv) of the definition of "Refinancing Indebtedness").

     "Subsidiary" of any Person means any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including limited liability company or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" is defined in Section 11.01(a).

     "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and (a) whose long-term debt is rated "A-3" or "A-" or higher according to Moody's Investors Service, Inc. or Standard and Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act) or (b) which has a Keefe Bank Watch Rating of "B" or better,
(iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of

      America  with  a  rating  at  the  time  as  of  which  any investment therein is made of "P-1 " (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to
Standard and Poor's Corporation.

     "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

     "Trustee"  means  the party named in the  preamble  until  a
successor   replaces  it  in  accordance  with   the   applicable
provisions of this Indenture and thereafter means the successor serving hereunder.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided under Section 4.19(b), and (ii) any Subsidiary of an Unrestricted Subsidiary, but, in each case, only to the extent that such Subsidiary or a Subsidiary of such Subsidiary (a) does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of such Unrestricted
Subsidiary, (b) has no Indebtedness other than Non-Recourse Indebtedness, (c) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company the terms of which are less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (d) is not a Person with respect to which the Company or any of its Restricted Subsidiaries has any direct or indirect obligation (unless the payment or fulfillment of such obligation is expressly conditioned upon compliance with
Section  4.10) (1) to subscribe for additional Capital Stock,  or
(2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and (e) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements set forth in the preceding sentence, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.12, the Company shall be in default of such Section).

     "U. S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

           "Vicksburg  Hotel" means the hotel  being  constructed across the street from the main entrance to the Vicksburg Casino and the underlying real estate.

     "Vicksburg Note" means the promissory note made or to be made by ACHC in favor of certain lenders (and any related loan or collateral security agreements) the proceeds of which are used to fund the construction costs of the Vicksburg Hotel, as described under "Description of Existing Indebtedness," in the Offering Memorandum provided that (i) the aggregate outstanding principal amount thereof, together with any Refinancing Indebtedness with respect thereto, shall not exceed $7.5 million at any time, (ii) the Indebtedness evidenced thereby is secured by a Lien on the Vicksburg Hotel and any other related assets, but no other collateral, (iii) such note provides that no personal recourse shall be had against the Company or any Restricted Subsidiary for the payment of Indebtedness evidenced by such note, enforcement being limited to the Vicksburg Hotel and such other related assets, (iv) neither the Company nor any of the Restricted Subsidiaries (other than ACHC) shall provide any credit support or be liable with respect to such note, under a Guarantee or otherwise, or constitute the lender with respect to such note, and (v) any event that results in any such Indebtedness ceasing to meet any of the foregoing conditions shall be deemed to constitute the Incurrence of Indebtedness by the obligor thereof. The prohibition set forth in clause (iv) above shall not restrict ACVI and ACHC from entering into a management agreement, an operating agreement and/or related contractual arrangements, provided that ACVI does not Incur any liability on the Vicksburg Note.

     "Voting Stock" of a corporation means all classes of Capital
Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly
Owned Subsidiary.

     SECTION 1.02.Incorporation by Reference of TIA.

     Whenever  this Indenture refers to a provision of  the  TIA, such  provision is incorporated by reference in, and made a  part
of,  this  Indenture.   The following  TIA  terms  used  in  this
Indenture have the following meanings:

     "indenture  securities"  means  the  Notes,  including   the
Subsidiary Guarantees with respect thereto.

     "indenture security holder" means a Holder or a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means any Obligor or any other obligor on the Notes.

           All  other TIA terms used in this Indenture  that  are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03.Rules of Construction.

     Unless the context otherwise requires:

          (i)  a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, and unless otherwise provided herein, all accounting determinations shall be made in accordance with GAAP consistently applied;

          (iii) "or" is not exclusive and "including" is not limiting;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) references in this Indenture to any agreement, other document or law "as amended" or "as amended from time to time," or to "amendments" of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time, provided in the case of modifications to documents, such modifications are permissible hereunder;

          (vi) references in this Indenture to any law include regulations promulgated thereunder from time to time; and

          (vii) The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. These and any other references to any subdivision in this Indenture are to this Indenture, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                           ARTICLE TWO

                            THE NOTES

     SECTION 2.01.Form and Dating.

     The Notes, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto (including in the case of Initial Notes the bracketed text referred to in footnotes 1, 3, 4, 6, 7, 9, 12, 13 and 14). The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company

      and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Obligors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (including the bracketed text referred to in footnotes 2, 5, 10, 11 and 15) (the "Restricted Global Note"). Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (including the bracketed text referred to in footnotes 2, 5, 10, 11 and 15) (the "Regulation S Temporary Global Note"). Beneficial interests in a Regulation S Temporary Global Note will be exchanged for beneficial interests in a single Note in permanent global form (the "Regulation S Permanent Global Note", and, together with the Regulation S Temporary Note, the "Regulation S Global Notes") after the Restricted Period (as defined below) upon certification that the beneficial interests in such global securities are owned by either Non-U.S. Persons or QIBs. Regulation S Global Notes and Restricted Global Notes are collectively referred to herein as the "Global Notes." A beneficial interest in a Global Note may be exchanged for certificated notes ("Physical Notes") in accordance with the rules of the Depository, Section 2.16 and
Section 2.17.

     The Global Notes shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Global Notes shall be registered in the name of Cede & Co. ("Cede"), as the Depository's nominee, for credit to an account of a direct or indirect participant in the Depository. With respect to any beneficial interest in a Regulation S Global Note acquired from the Company, a distributor (as such term is defined in Regulation S under the Securities Act) or any of their respective affiliates, through and including August 24, 1997 (such period through and including August 24, 1997, the "Restricted Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("CEDEL") (as indirect participants in the Depository), unless transferred to a person that takes delivery through the Restricted Global Notes in accordance with the requirements of
Section 2.17.

     The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, and by corresponding adjustment to Schedule A of such Notes, as hereinafter provided.

     SECTION 2.02.Execution  and  Authentication;  Aggregate
                  Principal Amount.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Obligors by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

           If  an Officer or Assistant Secretary whose  signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Obligors in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03.Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

           The   Company  initially  appoints  the   Trustee   as
Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed.

     The  Company initially appoints The Depository Trust Company
("DTC") to act as Depository with respect to the Global Notes.

     SECTION 2.04.Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or premium or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     SECTION 2.05.Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee promptly following each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.06.Transfer and Exchange.

     Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Obligors and the Registrar or co-Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Obligors shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or

      exchange,  but the Company may require  payment  of  a  sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.14, 4.15, 4.20 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

     The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and
(iii) during a period beginning at the opening of business 15 days before an Interest Payment Date and ending at the close of business on such Interest Payment Date.

     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     SECTION 2.07.Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Obligors shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Obligors, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Obligors and the Trustee, to protect the Obligors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Obligor may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Obligors.

     SECTION 2.08.Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its respective Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date, any Purchase Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest and Liquidated Damages, if any, due on the Notes payable on that date and is not prohibited from paying such money to the

      Holders  thereof pursuant to the terms of  this  Indenture, then on and after that date such Notes cease to be outstanding and interest and Liquidated Damages, if any, on them ceases to accrue.

     SECTION 2.09.Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by any Obligor, or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     SECTION 2.10.Temporary Notes.

     Until definitive Notes are ready for delivery, the Obligors may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Obligors in the form of one or more Officers' Certificates. Each Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Obligors shall prepare and the Trustee shall authenticate upon receipt of a written order of the Obligors pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

     SECTION 2.11.Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     The  Trustee shall destroy all canceled Notes in  accordance
with   its  usual  procedures  unless  the  Company  by   written
directions shall otherwise direct.

     SECTION 2.12.Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next

      succeeding Business Day if such date is not a Business Day.
At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.13.CUSIP Number.

     The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number.

     SECTION 2.14.Deposit of Money.

     Subject to Section 4.01(b), prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

     SECTION 2.15.Restrictive Legends.

     (a) Each Global Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until July 15, 1999, unless otherwise agreed by the Company and the Holder thereof:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE

           SECURITIES  ACT)  IN A  TRANSACTION  MEETING  THE
     REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE
     SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
     (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b), (c), OR (d), UPON DELIVERY OF AN OPINION OF COUNSEL IF THE ISSUER OR TRUSTEE, REGISTRAR OR TRANSFER AGENT FOR THE NOTES SO REQUESTS), (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     (b) Each Global Note shall also bear the following legend on the face thereof:

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS  OF THIS GLOBAL SECURITY SHALL BE LIMITED  TO
     TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL

           BE  LIMITED TO TRANSFERS MADE IN ACCORDANCE  WITH
     THE  RESTRICTIONS  SET FORTH IN  SECTION  2.17  OF  THE
     INDENTURE."

     SECTION 2.16.Book-Entry    Provisions    for     Global
                  Security.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, for credit to an account of a direct or indirect participant in the Depository, including Euroclear or CEDEL, and (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

     Members of, or participants in, the Depository, including CEDEL and Euroclear ("Agent Members"), shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Obligors, the Trustee and any agent of the Obligors or the
Trustee as the absolute owner of each Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Obligors, the Trustee or any agent of the Obligors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository.

     In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a Depository with respect to any Global Note and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Physical Notes under this Indenture, or (iii) if a Default or Event of Default occurs and any owner of a beneficial interest in a Global Note so requests, then, upon surrender by the Depository or its nominee of a Global Note, Physical Notes will be issued to each person that the Depository or its nominee identifies as being the beneficial owner of the related Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to Section 2.16(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in the applicable Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.16(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to

      each  beneficial  owner identified  by  the  Depository  in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by
Section 2.17(a)(i)(x) and Section 2.17(c), bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

     (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (g) Whenever, as a result of optional redemption by the Company pursuant to Section 3.07, an offer to purchase as a result of a Change of Control pursuant to Section 4.14, an Excess Proceeds Offer pursuant to Section 4.15, a License Loss Offer pursuant to Section 4.20, an Exchange Offer (as defined in the Registration Rights Agreement) or an exchange for Physical Notes, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder hereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Note so that the principal amount of such Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that such Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

     SECTION 2.17.Special Transfer Provisions.

     (a) Transfers to Non-U.S. Persons. With respect to any proposed transfer of a Physical Note constituting a Restricted Security or any proposed transfer of a beneficial interest in the Restricted Global Note to any Non-U.S. Person (which Non-U.S. Person would, in the case of a transfer of a beneficial interest in the Restricted Global Note, take an interest in the Regulation S Global Note):

          (i) the Registrar shall register the transfer of such Physical Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, (x) if the requested transfer is after July 15, 1999, or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto; and

        (ii) in the case of any transfer of any beneficial interest in the Restricted Global Note, there shall be delivered to the Registrar (x) the certificate, if any, required by paragraph (i) above and (y) instructions in accordance with the Depository's and the Registrar's procedures.

With respect to all such transfers, (A) the Registrar shall reflect on its books and records the date of such transfer, (B) Schedule A to the applicable Global Note or Notes shall be updated if and as appropriate to reflect such transfer, and (C) if the transfer is of a Physical Note, the transferred Physical Note shall be cancelled and, if the entire amount of such Physical Note was not

      transferred,  a new Physical Note, in  the  amount  of  the untransferred portion of the original Physical Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.

     (b) Transfers to QIBs. With respect to any proposed transfer of a Physical Note constituting a Restricted Security or any proposed transfer of a beneficial interest in the Regulation S Global Note to a QIB (excluding transfers to Non-U.S. Persons) (which QIB would, in the case of a transfer of a beneficial interest in the Regulation S Global Notes, take an interest in the Restricted Global Note):

         (i) in the case of a transfer of a Physical Note, the Registrar shall register the transfer only if the transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

         (ii) in the case of a transfer of any beneficial interest in the Regulation S Global Note, there shall be delivered to the Registrar (x) the certificate, if any, required by paragraph (i) above and
     (y) instructions in accordance with the Depository's and the Registrar's procedures.

With respect to all such transfers, (A) the Registrar shall reflect on its books and records the date of such transfer, (B) Schedule A to the applicable Global Note or Notes shall be updated if and as appropriate to reflect such transfer, and (C) if the transfer is of a Physical Note, the transferred Physical Note shall be cancelled and, if the entire amount of such Physical Note was not transferred, a new Physical Note, in the amount of the untransferred portion of the original Physical Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.

     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by Section 2.17(a)(i)(x) exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17 in accordance with its usual procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other

      written  communications at any  reasonable  time  upon  the giving of reasonable written notice to the Registrar.

                          ARTICLE THREE

                           REDEMPTION

     SECTION 3.01.Notices to Trustee.

     If  the  Company elects to redeem Notes pursuant to  Section
3.07 or 3.08, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     SECTION 3.02.Selection of Notes To Be Redeemed.

     If fewer than all the Notes are to be redeemed pursuant to
Section 3.07, selection of Notes for redemption will be made by the Trustee, pro rata or by lot or by any other means the Trustee determines to be fair and appropriate and which complies with applicable legal and securities exchange requirements.

     SECTION 3.03.Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price and the amount of accrued interest and Liquidated Damages, if any, to be paid;

          (iii)     the name and address of the Paying Agent;

          (iv) the Section of this Article Three pursuant to which such redemption is being made;

          (v)    that  Notes  called  for  redemption   must   be
     surrendered  to  the Paying Agent to collect the  Redemption
     Price plus accrued interest and Liquidated Damages, if any;

                (vi)      that,  unless the Company  defaults  in
     making the redemption payment, interest on Notes called for redemption and Liquidated Damages, if any, will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Liquidated Damages, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (vii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (viii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     SECTION 3.04.Effect of Notice of Redemption.

     Once  notice  of  redemption is mailed  in  accordance  with
Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon and Liquidated Damages, if any, to the Redemption Date), but installments of interest or Liquidated Damages, if any, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

     SECTION 3.05.Deposit of Redemption Price.

     Subject to Section 4.01(b), prior to 11:00 A.M., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Liquidated Damages, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to amounts owed as obligations to the Trustee pursuant to Article Seven.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Liquidated Damages, if any, interest and Liquidated Damages, if any, on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     SECTION 3.06.Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

           SECTION 3.07.    Redemption.

     (a) Except as set forth in Section 3.07(b), the Notes will not be redeemable at the option of the Company prior to August 1, 2001. On or after that date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the Redemption Prices (expressed in percentages of principal amount) specified below plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period beginning August 1 of the years indicated below:


           Year                        Percentage
           2001                        105.25%
           2002                        103.50%
           2003 and thereafter         101.75%

     (b) Notwithstanding the foregoing, but subject to the terms of any Designated Senior Indebtedness, on or prior to August 1, 2000, the Company may redeem up to 25% in aggregate principal amount of the Notes originally issued hereunder at a Redemption Price of 110.50% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date with the net proceeds of one or more Public Equity Offerings; provided that at least $75.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given pursuant to Section 3.03 within 30 days after the date of the closing of each such Public Equity Offering.

     (c) If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2001, then the premium (expressed in percentages of principal amount) specified below shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes during the 12-month period beginning August 1 of the years indicated below:


           Year                        Percentage
           1997 (and including the
           period from                   10.50%
               July 15, 1997 to
           July 31, 1997)
           1998                          9.188%
           1999                          7.875%
           2000                          6.563%

     SECTION 3.08.Mandatory    Disposition   or   Redemption
                  Pursuant to Gaming Laws.

     If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, or if a Holder or a beneficial owner of a Note fails to take the steps necessary to seek such license, qualification or finding of suitability, the Holder or beneficial owner of a Note shall be obliged, at

      the request of the Company, to dispose of such Holder's  or beneficial owner's Notes within 30 days after receipt of notice of failure to be licensed, qualified or found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay any interest and Liquidated Damages, if any, after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, such Holder's or beneficial owner's Notes at a Redemption Price equal to the lowest of (i) the price at which such Holder or beneficial owner acquired such Notes without accrued interest or Liquidated Damages, if any, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the Redemption Date, (ii) the fair market value of such Notes on such Redemption Date and (iii) the principal amount of such Notes without accrued interest or Liquidated Damages, if any, thereon, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the Redemption Date. The Company is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure or investigation for such licensure, qualification, or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, suitability or application therefor.

                          ARTICLE FOUR

                            COVENANTS

     SECTION 4.01.Payment of Notes.

     (a) The Company shall pay the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes, this Indenture and the Registration Rights Agreement. Subject to Section 4.01(b), an installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds, prior to 11:00 A.M. New York City time, on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     (b) Principal and interest and Liquidated Damages, if any, will initially be payable at the offices of the Paying Agent but, at the option of the Company, interest and Liquidated Damages, if any, may be paid by check mailed to the persons who are registered Noteholders at their registered addresses provided that (i) all payments with respect to Global Notes are required to be made in same day funds in accordance with the policies of the Depository and (ii) all payments with respect to Notes, the Holders or beneficial owners of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Persons, in each case on the due date therefor.

           (c) The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum.

     (d) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     (e) Notwithstanding anything herein to the contrary contained in this Indenture, each of the Obligors may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 4.02.Maintenance of Office or Agency.

     The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     SECTION 4.03.Corporate Existence.

     Except as otherwise permitted by Article Five and Section 4.15, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such
Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

     SECTION 4.04.Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings

      properly  instituted  and diligently  conducted  for  which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05.Maintenance of Properties and Insurance.

     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

     (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be, in the good faith judgment of the Board of Directors of the Company, adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

     SECTION 4.06.Compliance    Certificate;    Notice    of
                  Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate signed by the chief executive officer or the chief operating officer and the chief financial officer or the chief accounting officer of the Company stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge each of the Company and its Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and shall also describe what action the Company is taking or proposes to take with respect thereto.

     The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

           (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

     SECTION 4.07.Compliance with Laws.

     The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

     SECTION 4.08.SEC Reports.

     Notwithstanding that the Company may not be, or may not be required to remain, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission (unless the Commission will not accept such filing) and provide the Trustee and Holders of the Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding anything herein to the contrary, the Trustee shall have no duty to review such documents for purposes of determining their compliance with any provision of this Indenture.

           SECTION  4.09.     Waiver of Stay,  Extension  or
                  Usury Laws.

     Each Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any Obligor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Obligor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10.Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution or other payment on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or a Restricted Subsidiary) except dividends or distributions or payments payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or a Guarantor, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Guarantor (including any payment in connection with any merger or consolidation involving the Company or a Restricted Subsidiary), (iii) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligations, except a payment of any interest or any principal installment at its stated maturity or due date (and except for the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); provided after giving effect to such payment with respect to a Gem Note, no Default or Event of Default would then exist; or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (B)   the  Company  would, at the time  of  such  Restricted
Payment and after giving pro forma effect to such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test set forth in Section 4.12(a); and

     (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after March 31, 1997 (excluding the Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting

      period)  from March 31, 1997 to the end  of  the  Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from capital contributions or the issue or sale after the Issue Date of Capital Stock of the Company or of debt securities of the Company that have been converted into such Capital Stock (other than Capital Stock (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary after the Issue Date with respect to a Restricted Investment, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company for such period or in the immediately preceding clause (iii), provided that clause (iii) and (iv) of this paragraph (C) shall not include cash proceeds received from Restricted Investments and applied pursuant to clause (iv) of Section 4.10(b).

     (b) Notwithstanding the foregoing, Section 4.10(a) will not prohibit any of (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration no Default or Event of Default exists and such payment would have complied with the provisions of the Indenture; (ii) the making of any Restricted Investment, or the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company, in either case in exchange for, or out of the proceeds of, a substantially concurrent capital contribution or sale (other than by or to a Subsidiary of the Company) of Capital Stock of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of Section 4.10(a); (iii) the defeasance, redemption, prepayment or repurchase of Subordinated Obligations with the net cash proceeds from (a) an incurrence of Refinancing Indebtedness or (b) a substantially concurrent capital contribution or sale (other than by or to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds referred to in clause (b) that are utilized for any such redemption, repurchase, prepayment, retirement or other acquisition shall be excluded from clause (C)(ii) of Section
4.10(a); (iv) Restricted Investments in any Person or Persons primarily engaged in a Related Business in an aggregate amount outstanding at any time, net of any net cash proceeds received by the Company or a Guarantor therefrom (but only to the extent not otherwise included in the Consolidated Net Income of the Company), not to exceed $10.0 million; and (v) any redemption required pursuant to Section 3.08.

     (c) The Company may designate any Restricted Subsidiary, other than a Specified Subsidiary, to be an Unrestricted Subsidiary if such designation would not cause a Default and the other conditions set forth in Section 4.19 are satisfied. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted

      Payments. All such outstanding Investments will  be  deemed to  constitute Investments in an amount equal to the greatest  of
(i) the net book value of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and (iii) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the conditions set forth in Section 4.19.

     SECTION 4.11.Limitation     on    Transactions     with
                  Affiliates.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of transactions (including the purchase, conveyance, disposition, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are (x) set forth in writing, (y) in the best interest of the Company or such Restricted Subsidiary, as the case may be, (z) as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such transaction for a similar transaction in arms' length dealings with a Person who is not such an Affiliate and (ii) (x) with respect to an Affiliate Transaction involving aggregate payments or value of $1 million or greater, the Board of Directors of the Company (including a majority of the Independent Directors) have determined in their good faith judgment that the criteria set forth in clauses (i) (y) and (z) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution and an Officers' Certificate and (y) with respect to an Affiliate Transaction involving aggregate payments or value of $5 million or greater, the Company obtains from an independent nationally recognized accounting, appraisal or investment banking firm experienced in the review of similar types of transactions a written opinion addressed to the Trustee that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     (b) Section 4.11(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.10 above, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership and/or employee benefit plans entered into in the ordinary course of business, approved by the Board of Directors and consistent with past practices of the Company, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, or (v) any transaction between the Company and a Guarantor that is a Wholly-Owned Subsidiary or between Guarantors that are Wholly-Owned Subsidiaries.

     SECTION 4.12.Limitation on Indebtedness.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness if on the date thereof, and giving pro forma effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2:1.

           (b)  Notwithstanding Section 4.12(a), the Company  and
its Restricted Subsidiaries may Incur the following Indebtedness:
(i)  Indebtedness  under  the Revolving  Credit  Facility  in  an aggregate amount outstanding at any time not to exceed $140 million (less the amount of any permanent reductions in the amount of available borrowings under the Revolving Credit Facility as a result of repayments made thereunder pursuant to
Section 4.15; (ii) Indebtedness outstanding under any Non-Recourse FF&E Financing or the Vicksburg Note; (iii) Indebtedness under one or more Recourse FF&E Financings, that, when added to all Indebtedness then outstanding under other Recourse FF&E
Financings, and all refinancing Indebtedness with respect thereto, does not exceed $15 million in the aggregate; (iv) Indebtedness outstanding on the Issue Date immediately after issuance of the Notes and application of the proceeds therefrom (other than Indebtedness described in clause (i), (ii), (iii),
(v), (vi) or (viii) of this Section 4.12(b)), provided that the amount thereof, together with any Refinancing Indebtedness with respect thereto, does not exceed the amount outstanding on the Issue Date; (v) Indebtedness evidenced by the Notes, the New
Notes and the Subsidiary Guarantees; (vi) Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Restricted Subsidiary owing to and held by the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event which results in any such Guarantor ceasing to be a Guarantor or any subsequent transfer of any such Indebtedness (except to the Company or a Guarantor) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer; (vii) Indebtedness under Interest Rate Protection Agreements related to Indebtedness permitted under the Indenture; provided, however, such Interest Rate Protection Agreements do not increase the consolidated Indebtedness of the Company outstanding at any time other than as a result of fluctuations in the exchange rates or interest rates or by reason of customary fees, indemnities and compensation payable thereunder; (viii) Indebtedness under the Gem Notes; provided, however, that any event that results in any Gem Note ceasing to meet the conditions of the definition thereof shall be deemed to constitute the Incurrence of such Indebtedness by the obligor thereof; (ix) Indebtedness Incurred solely in respect of performance bonds or completion guarantees, to the extent that such Incurrence does not result in the Incurrence of any obligation for the payment of borrowed money to others; (x)
Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to Section 4.12(a) or the foregoing clauses
(ii), (iii) and (iv); (xi) Indebtedness arising out of standby letters of credit covering workers compensation, performance or similar non-Indebtedness obligations in an aggregate amount not to exceed $500,000 at any time outstanding; and (xii)
Indebtedness (other than Indebtedness permitted by Section 4.12(a) or elsewhere in this Section 4.12(b)) in an aggregate principal amount outstanding at any time not to exceed $5 million.

     (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this
Section 4.12, (i) Indebtedness permitted by this section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this provision permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

           SECTION   4.13.Limitation  on   Restrictions   on
                  Distributions from Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except: (a) any encumbrance or restriction in effect at the Issue Date pursuant to an agreement disclosed herein; (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or another Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or another Restricted Subsidiary) and outstanding on such date; (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this provision or contained in any amendment to an agreement referred to in clause (a) or (b) of this provision; provided however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements; (d) in the case of any encumbrance or restriction referred to in clause (iii), any such encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (2) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited hereby, or (3) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired; (e) any encumbrance or restriction imposed by any Gaming Authority; and (f) any encumbrance or restriction imposed by Legal Requirements.

     SECTION 4.14.Change of Control.

     (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or a part of such Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

     (b) Within 30 calendar days following any Change of Control, the Company shall send, by first-class mail, a notice to each Holder with a copy to the Trustee stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date;

                (ii)      the  circumstances and  relevant  facts
     regarding such Change of Control which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information, if relevant, with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control, events causing such Change of Control and the date such Change of Control is deemed to have occurred);

          (iii) the Purchase Date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed); and

          (iv) the instructions and relevant information determined by the Company, consistent with this provision, that a Holder must follow or consider in order to have its Notes purchased, which in each case shall include a summary of the procedures, set forth in Section 4.24, to be followed with respect to such repurchase.

     (c) In making such an offer to repurchase Notes upon a Change of Control, the Company shall comply with the procedures set forth in Section 4.24.

     SECTION 4.15.Limitation   on   Sales  of   Assets   and
                  Restricted Subsidiary Stock.

     The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; (ii) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with clauses (i) and (ii) (if applicable), provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 20 Business Days after receipt, shall be deemed to be cash for purposes of this provision.

     Net Available Cash (or any portion thereof) from any permitted Asset Disposition or from any Event of Loss shall be applied by the Company (or such Restricted Subsidiary, as the case may be) within 270 days from receipt of such Net Available
Cash (a) to prepay, repay or purchase Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than any Disqualified Stock, Preferred Stock or Subordinated Obligations or any Indebtedness owed to the Company or any Subsidiary) or Senior Indebtedness; and/or (b) to reinvest in Additional Assets (including by

      means of an Investment in Additional Assets by a  Guarantor with Net Available Cash received by the Company or another Restricted Subsidiary); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, that the entering into of a binding commitment to reinvest Net Available Cash within such 270 day period shall be deemed to constitute reinvestment pursuant to the foregoing clause (b) so long as such reinvestment definitively occurs within 330 days from receipt of such Net Available Cash, after which time such Net Available Cash shall become and be added to any then-existing "Excess Proceeds" if such reinvestment has not definitively occurred. Any Net Available Cash that is not applied by the Company or its Restricted Subsidiaries in the manner and in the relevant time periods described in the preceding sentence shall, immediately upon expiration of such time periods, become and be added to any then-existing "Excess Proceeds." When the aggregate amount of Excess Proceeds (together with income earned thereon) exceeds $5 million, the Company shall make an offer (an "Excess Proceeds Offer") to purchase Notes pursuant to and subject to the conditions of the following paragraph. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

     In the event the Company is required to make an Excess Proceeds Offer, it shall make an offer to purchase from all Holders on a pro rata basis the Notes at a Purchase Price of 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date and shall purchase from Holders accepting such offer, the maximum principal amount of Notes that may be purchased from funds in an amount equal to all then-existing Excess Proceeds. Upon completion of an Excess Proceeds Offer (including payment of the Purchase Price for Notes duly tendered) the Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds and the Company or the Restricted Subsidiary that engaged in the Asset Disposition, as applicable, may use the remaining Excess Proceeds for general corporate purposes.

     Within 10 calendar days after the date on which the Company is required to make an Excess Proceeds Offer, the Company shall send, by first-class mail, a notice to each Holder with a copy to the Trustee stating:

          (i) that one or more Asset Dispositions or Events of Loss have occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Purchase Price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date;

          (ii) the circumstances and relevant facts regarding such Asset Disposition(s) or Event(s) of Loss which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information, if relevant, with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Asset Disposition(s) or Event(s) of Loss, events causing such Asset Disposition(s) or Event(s) of Loss and the date such Asset Disposition(s) or Event(s) of Loss occurred);

                (iii)     the Purchase Date (which  shall  be  no
     earlier than 30 days and no later than 60 days from the date such notice is mailed); and

          (iv) the instructions and relevant information determined by the Company, consistent with this provision and this Indenture, that a Holder must follow or consider in order to have its Notes purchased, which in each case shall include a summary of the procedures set forth in
     Section  4.24,  to be followed with respect to  such  Excess
     Proceeds Offer.

     In making such an Excess Proceeds Offer, the Company shall comply with the procedures set forth in Section 4.24.

     SECTION 4.16.Limitation   on  Issuance  and   Sale   of
                  Capital Stock of Restricted Subsidiaries.

     The Company shall not permit any Restricted Subsidiary to, directly or indirectly, issue or otherwise Incur any Preferred Stock, except for any Preferred Stock issued to and held by the Company. The Company shall not sell or otherwise transfer any Capital Stock of any Specified Subsidiary, and shall not permit any Specified Subsidiary to, directly or indirectly, issue or otherwise Incur any Capital Stock, except for (a) the sale or other transfer of 100% of the Capital Stock of a Specified Subsidiary in accordance with Section 4.15 or (b) the issuance or other Incurrence of Capital Stock to or held by the Company or another Specified Subsidiary (but only so long as such Specified Subsidiary is a Specified Subsidiary).

     SECTION 4.17.Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date hereof or thereafter acquired, or any interest therein or income or profits therefrom, securing any obligation other than Permitted Liens.

     SECTION 4.18.Limitation of Layered Indebtedness.

     The  Company  shall not, directly or indirectly,  Incur  any
Indebtedness,  and shall not permit any Guarantor  to  Incur  any
Indebtedness, that is subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as applicable, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or the Subsidiary Guarantee of such Guarantor in all respects.

     SECTION 4.19.Limitation  on Designations of  Restricted
                  Subsidiaries        and       Unrestricted
                  Subsidiaries.

     (a) Designation of a Subsidiary as a Restricted Subsidiary. Unless the Capital Stock of any such Subsidiary is disposed of in compliance with Section 4.15, all Specified Subsidiaries will be Restricted Subsidiaries at all times. Any newly acquired or newly formed Subsidiary of the Company must be designated by the Board of Directors as a Restricted Subsidiary unless (i) it may be, and is, designated as an Unrestricted Subsidiary by the Board of Directors in the manner

      provided   below  or  (ii)  it  is  a  Subsidiary   of   an
Unrestricted Subsidiary. Any Unrestricted Subsidiary may be designated by the Company as a Restricted Subsidiary; provided that (i) at the time of such designation after giving pro forma effect thereto, the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test contained in Section 4.12(a); and (ii) no Default or Event of Default has occurred and is continuing immediately preceding such designation and after giving pro forma effect thereto.

     (b) Designation of a Subsidiary as an Unrestricted Subsidiary. Any newly-organized Subsidiary may be designated by the Company as an Unrestricted Subsidiary at the time of its formation, provided that such Subsidiary has total assets of $1,000 or less at the time of such designation and the conditions set forth in the definition of "Unrestricted Subsidiary" are satisfied. Any Restricted Subsidiary (other than a Specified Subsidiary) may be designated by the Company as an Unrestricted Subsidiary (at which time the Subsidiary Guarantee of such Restricted Subsidiary will terminate); provided that:

           (i) at the time of such designation and after giving pro forma effect thereto,

          (A)  the Company would be permitted to incur $1.00
          of   additional  Indebtedness  pursuant   to   the
          Consolidated  Coverage  Ratio  test  contained  in
          Section 4.12(a) and

          (B)  the  Consolidated Coverage Ratio is not  less
          than   80%  of  the  Consolidated  Coverage  Ratio
          without   giving   pro  forma   effect   to   such
          designation;

          (ii) no Default or Event of Default has occurred and is continuing immediately preceding such designation and after giving pro forma effect thereto, including the requirement set forth in Section 4.10(c) that any Investment in such Restricted Subsidiary be deemed to be a Restricted Payment made on the date of such designation; and

           (iii) the conditions set forth in the definition of "Unrestricted Subsidiary" are satisfied.

     (c) Any designation by the Board of Directors pursuant to the foregoing provisions shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     SECTION 4.20.Repurchase  of Notes on Loss  of  Material
                  Gaming License.

     If (i) a Gaming License of the Company or any Restricted Subsidiary is revoked or terminated, or if any such Gaming License is suspended or otherwise ceases to be effective, in any case resulting in the cessation or suspension of operation for a period of more than 90 days of the gaming business of any Gaming Establishment owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries (each a "License Loss"), and (ii) the Gaming Establishment subject to such License Loss, during the period of four consecutive fiscal quarters of the Company then most recently ended for which internal financial statements are available,

      accounted for more than 10% of the Consolidated  Cash  Flow of the Company, the Company shall apply an amount equal to four times the contribution of such Gaming Establishment to such Consolidated Cash Flow (the "License Loss Amount"), within 40 days after such License Loss occurs, to the prepayment, repayment or purchase of Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than any Disqualified Stock, Preferred Stock or Subordinated Obligations or any Indebtedness owed to the Company or any Subsidiary) or Senior Indebtedness; provided, however, that the related loan commitment (if any) shall be permanently reduced by an amount equal to the principal amount so prepaid, repaid or purchased. If any part of the License Loss Amount is not applied by the Company or its Restricted Subsidiaries in the manner and in the 40-day period described in the preceding sentence, the Company shall, immediately upon expiration of such period, make an offer to purchase from all Holders (a "License Loss Offer"), and shall purchase from Holders accepting such offer on a pro rata basis, the maximum principal amount of Notes that may be purchased with such unapplied portion of the License Loss Amount, at a Purchase Price of 101% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date. Notwithstanding the foregoing, the Company will not be required to make any such application or a License Loss Offer if, giving effect to the License Loss on a pro forma basis, the Company's Consolidated Coverage Ratio at the time such License Loss occurs would be at least 2.25 to 1.

     Prior to or upon the date on which the Company is required to make a License Loss Offer, the Company shall send, by first-class mail, a notice to each Holder with a copy to the Trustee stating:

          (i) that one or more License Losses have occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date;

          (ii) the circumstances and relevant facts regarding such License Loss which the Company in good faith believes will enable Holders to make an informed decision (which at a minimum will include information, if relevant, with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such License Loss, events causing such License Loss(es) and the date such License Loss(es) occurred);

          (iii) the Purchase Date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed); and

          (iv) the instructions and relevant information determined by the Company, consistent with this Indenture, that a Holder must follow or consider in order to have its Notes purchased which, in each case shall include a summary of the procedures set forth in Section 4.24, to be followed with respect to such License Loss Offer.

     In making such a License Loss Offer, the Company shall comply with the procedures set forth in Section 4.24.

           SECTION  4.21.     Limitation on  Other  Business
                  Activities.

     The  Company shall not, and shall not permit any  Restricted
Subsidiary to, engage, directly or indirectly, in any business other than a Related Business.

     SECTION 4.22.Additional Subsidiary Guarantees.

     If (i) CPI shall have received all requisite approvals by the relevant Gaming Authorities, or (ii) (A) the Company or any of its Restricted Subsidiaries shall acquire, create or designate another Restricted Subsidiary after the date hereof and (B) all requisite approvals by the relevant Gaming Authorities shall have been received, the Company shall cause CPI or such other Restricted Subsidiary to execute a supplement to this Indenture substantially in the form of Exhibit E hereto and providing for the issuance of a Subsidiary Guarantee. ACCBI shall be a Guarantor at all times after the approvals contemplated by
Section 12.15 have been obtained, and the Company shall notify the Trustee and each Noteholder of the receipt of such approvals. The Company agrees to use its best efforts to obtain all such approvals from Gaming Authorities. Upon execution of any such supplement providing for a Subsidiary Guarantee, the relevant Subsidiary will deliver to the Trustee an Opinion of Counsel (including opinions of local counsel in the relevant jurisdictions) relating to such Subsidiary, the authorization and enforceability of such Subsidiary Guarantee in accordance with the terms hereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and equitable principles of general applicability, and the other matters covered by the opinions rendered with respect to the Initial Guarantors and their respective Subsidiary Guarantees on the Issue Date, in each case substantially similar in scope and form to such opinions rendered on the Issue Date.

     SECTION 4.23.Payment for Consents.

     Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.24.General Procedures for Purchase of Notes.

     The following procedures shall apply to (i) any offer to repurchase Notes upon a Change of Control pursuant to Section 4.14, (ii) any Excess Proceeds Offer pursuant to Section 4.15, or
(iii)  any  License Loss Offer pursuant to Section 4.20  (each  a
"Repurchase Offer"):

     (a) The Holders electing to have a Note purchased will be required to surrender such Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the

      name of the Holder, the principal amount of the Note  which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

     (b) On the Purchase Date, (i) all Notes or portions thereof purchased by the Company pursuant to a Repurchase Offer shall be delivered by the Trustee for cancellation, (ii) the Company shall pay the Purchase Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Holders entitled thereto, (ii) the Company shall promptly issue a new Note, and (iv) the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     (c) The Company shall publicly announce the results of the applicable Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after such Purchase Date.

     (d) If the Company complies with this Section 4.24 and the other requirements related to a Repurchase Offer, on and after the Purchase Date, interest shall cease to accrue on the Notes or the portions of Notes called for repurchase. If a Note is repurchased after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for repurchase shall not be so paid upon surrender for repurchase because of the failure of the Company to comply with this Section 4.24, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in Section 4.01(c).

     (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the Repurchase Offers described herein. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this provision by virtue thereof.

     (f)    Other   than   as  specifically  provided   in   this
Section 4.24, any Repurchase Offer pursuant to this Section  4.24 shall  be made pursuant to the provisions of Sections 4.14,  4.15 or 4.20, as the case may be.

                             ARTICLE FIVE

                      SUCCESSOR CORPORATION

     SECTION 5.01.Merger, Consolidation and Sale of Assets.

     The Company shall not consolidate with or merge with or into, or convey, lease or otherwise transfer all or substantially all its assets to, any Person, and shall not permit one or more Restricted Subsidiaries representing all or substantially all of the assets of the Company to consolidate with or merge with or into or convey, lease or otherwise transfer all or substantially all of its assets to, any Person other than the Company, unless:
(i) the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no
Default  or  Event  of  Default  shall  have  occurred   and   be
continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), such Person would be able to incur an additional $1.00 of Indebtedness under Section 4.12(a), (iv) immediately after giving effect to such transaction or series of transactions, on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction or series of transactions), such Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; (v) any such transaction would not require any Holder of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction, provided that a transaction involving a jurisdiction that does not require the licensing or qualification of all of the holders of the
Notes, but reserves the discretionary right to require the licensing or qualification of any holder of Notes, shall not be prohibited pursuant to the terms of this clause (v); (vi) any such transaction would not result in the loss of any qualification or any material Gaming License of the Company or its Subsidiaries; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply herewith.

     No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor, unless (i) the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company) shall expressly assume, by an indenture supplemental to this

      Indenture, executed and delivered to the Trustee,  in  form satisfactory to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee and this Indenture; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), the Company would be able to incur an additional $1.00 of Indebtedness under the Section 4.12(a); (iv) immediately after giving effect to such transaction or series of transactions, on a pro forma basis (and treating any Indebtedness which becomes an obligation of such Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction or series of transactions), such Person shall have consolidated net worth in an amount which is not less than the consolidated net worth of such Guarantor immediately prior to such transaction;
(v) any such transaction would not result in the loss of any qualification or any material Gaming License of the Company or its Subsidiaries; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that this paragraph shall not apply to an Asset Disposition subject to and complying with Section 4.15.

     The resulting, surviving or transferee Person in any such transaction involving the Company or any Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, but the Company in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                           ARTICLE SIX

                      DEFAULT AND REMEDIES

     SECTION 6.01.Events of Default.

     (a)  An "Event of Default" occurs if:

     (i) the Company defaults in any payment of interest on, or Liquidated Damages, if any, with respect to, any Note when the same becomes due and payable (whether or not prohibited by Article Ten), and such default continues for a period of 30 days;

     (ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated
Maturity, on a Redemption Date, Purchase Date, upon acceleration or otherwise (whether or not prohibited by Article Ten);

     (iii) the Company or any Guarantor fails to comply with Sections 4.10, 4.12, 4.14, 4.15 or 4.20 or Article Five;

     (iv) the Company or any Guarantor fails to comply with any of its agreements in the Notes or the Indenture (other than those referred to in (i), (ii) or (iii) above) and such failure continues for 30 days after the notice to the Company from the Trustee or Holders of at least 25% in principal amount of the Notes specified below or, if the Company fails to timely give the notice to the Trustee specified below, such failure continues for 30 days after the date such notice should have been given by the Company;

     (v) any installment of principal of, or any premium or accrued and unpaid interest on, any Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after its maturity or any such Indebtedness is accelerated by the holders thereof because of a default, or any such Indebtedness is required to be repurchased or prepaid, and the total amount of interest, premium, principal or other amount with respect to such Indebtedness that is unpaid, accelerated or required to be repurchased or prepaid exceeds $5 million at the time, provided that this clause (v) shall not apply to any failure to make any scheduled payment of principal of, or interest on, any Gem Note, but only if the consequence of such failure is limited to an increase of the interest rate, and/or the compounding of interest, applicable thereto and, without limitation, does not include a right under such Gem Note or under applicable law to accelerate the due date of, or in any way enforce, such Gem Note;

     (vi) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; (d) makes a general assignment for the benefit of its creditors; or (e) takes any comparable action under any foreign laws relating to insolvency;

     (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or (c) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (viii) any judgment or decree for the payment of money in excess of $5 million at the time is entered against the Company or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

     (ix) except as permitted by Section 11.02, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

           (b)  The foregoing will constitute Events  of  Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (c) A Default under clause (iv) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     (d) The Company shall deliver to the Trustee, promptly upon becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default or Default under clause (iii), (iv), (v), (vi), (vii), (viii) or
(ix) of Section 6.01(a), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02.Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in clauses (vi) or (vii) of Section 6.01(a) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, interest and Liquidated Damages, if any, shall be due and payable immediately.

     (b)   If  an  Event of Default specified in clause  (vi)  or
(vii) of Section 6.01(a) with respect to the Company occurs, the principal of and interest and Liquidated Damages, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

     (c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(a), an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2001, then the premium specified in Section 3.07(c) shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     (d) The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except

      nonpayment  of principal or interest that  has  become  due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03.Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04.Waiver of Past Defaults.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder except
(i) a continuing Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages, if any, on, the Notes, or (ii) any Default or Event of Default in respect of a provision that under Article Nine hereof cannot be waived without the consent of each Noteholder affected thereby.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 6.05.Control by Majority.

     The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     SECTION 6.06.Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Liquidated Damages, if any, on a Note, on or after the

      respective due dates expressed in such Note,  or  to  bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.07.Collection Suit by Trustee.

     If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other Obligor on the Notes for the whole amount of principal and accrued interest, and Liquidated Damages, if any, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section
4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.08.Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section  7.07.   The  Company's payment  obligations  under  this
Section 6.08 shall be secured in accordance with Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 6.09.Priorities.

     If the Trustee collects any funds or property pursuant to this Article Six, it shall pay out the funds in the following order:

          First:   to  the Trustee for amounts due under  Section
     7.07;

          Second:   if the Holders are forced to proceed  against
     the Company directly without the Trustee, to Holders for their collection costs;

                Third:  to Holders for amounts due and unpaid  on
     the Notes for principal and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to Obligors or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.09.

     SECTION 6.10.Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.11.Restoration of Rights and Remedies.

     If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.12.Limitation on Suits.

     A Noteholder may not pursue any remedy with respect hereto or the Notes unless: (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                             ARTICLE SEVEN

                             TRUSTEE

     SECTION 7.01.Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and confirming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c)    Notwithstanding  anything  to  the  contrary   herein
contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   This  paragraph  does not  limit  the  effect  of
     Section 7.01(b).

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02,
     6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Article Seven.

           (f)  The Trustee shall not be liable for  interest  on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.02.Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and
12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance by the Company with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a)(i), 6.01(a)(ii) or 4.01 or
(ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

           SECTION 7.03.    Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04.Trustee's Disclaimer.

     The  Trustee  makes no representation as to the validity  or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05.Notice of Default.

     If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages, if any) if it determines that withholding notice is in the best interest of the Holders.

     SECTION 7.06.Reports by Trustee to Holders.

     Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

     A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

     SECTION 7.07.Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred

      by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee.
Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     This Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or other termination of this Indenture.

     SECTION 7.08.Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a

      successor  Trustee.  Within one year  after  the  successor
Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of
competent   jurisdiction  for  the  appointment  of  a  successor
Trustee.

     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

     Notwithstanding replacement of the Trustee pursuant to  this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10.Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(l), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most  recent published annual report of condition.  In  addition, if  the  Trustee  is  a corporation included in  a  bank  holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section
310(b)(1)   any  indenture  or  indentures  under   which   other
securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements
for  such  exclusion set forth in TIA Section 310(b)(1) are  met.   The
provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

           SECTION   7.11.     Preferential  Collection   of
                  Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                          ARTICLE EIGHT

               DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01.Termination of the Company's Obligations.

     The Obligors may terminate their respective obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender have theretofore been deposited with the Trustee or the Paying Agent or a trustee satisfactory to the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, the Paying Agent or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium and Liquidated Damages, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to Article Ten;

          (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

                (e)  the  Company  shall have  delivered  to  the
     Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.10, 2.15, 2.16,
2.17,  4.01,  4.02, 7.07, 8.05 and 8.06 shall survive  until  the
Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's rights and obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Obligors' obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02.Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either Section 8.02(b) or Section 8.02(c) be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

     (b) Upon the Company's exercise under Section 8.02(a) of the option applicable to this Section 8.02(b), the Obligors shall, subject to the satisfaction of the conditions set forth in
Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under
Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in Section 8.04, payments in respect of the principal of and interest and Liquidated Damages, if any, on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.05, 2.06, 2.07, 2.08, 2.10, 2.15, 2.16, 2.17, 4.01, 4.02, 7.07, 8.05 and
8.06 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

           (c) Upon the Company's exercise under Section  8.02(a)
of the option applicable to this Section 8.02(c), the Obligors shall, subject to the satisfaction of the conditions set forth in
Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.05 through 4.23, inclusive, any covenant added to this Indenture subsequent to the date hereof and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Obligors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(a)(iii) or (iv), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.02(a) of the option applicable to this Section 8.02(c), subject to the satisfaction of the conditions set forth in
Section  8.03, Section 6.01(a)(v), 6.01(a)(viii) and  6.01(a)(ix)
shall not constitute Events of Default.

     SECTION 8.03.Conditions   to   Legal   Defeasance    or
                  Covenant Defeasance.

     The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Notes:

     In  order  to  exercise either Legal Defeasance or  Covenant
Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest and Liquidated Damages, if any, on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the

           effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(vi) and 6.01(vii) are concerned, at any time in the period ending on the 91st day after the date of such deposit (and any such Legal Defeasance or Covenant Defeasance shall not take effect until such day);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Indebtedness of the Company other than the Notes, and
     (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

           SECTION 8.04.    Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest and Liquidated Damages, if any, on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to
Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.05.Repayment to the Company.

     Subject to the other provisions of this Article Eight, any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee, the Paying Agent or another trustee for payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable, shall be promptly paid to the Company upon its written request and the Trustee and the Paying Agent thereupon shall be relieved from all liability with respect to such funds; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such funds then remaining will be repaid to the Company. After payment to the Company Noteholders entitled to such funds must look to the Company for payment as general creditors unless an applicable law designates another Person.

     SECTION 8.06.Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred

      pursuant to Article Eight until such time as the Trustee or
Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                          ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01.Without Consent of Holders.

     The Obligors, when authorized by Board Resolutions, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)   to  cure  any ambiguity, defect or inconsistency;
     provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (4) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder;

          (5) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions and the reference to the Registration Rights Agreement with respect to Liquidated Damages and registration rights contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

          (6) to provide for the assumption of the Company's or any Guarantor's obligations to Noteholders by a successor company or guarantor;

          (7) to release any Subsidiary Guarantee in accordance with the provisions of this Indenture;

          (8)  to provide for additional Guarantors; or

          (9) to make any other change that does not, in the opinion of the Trustee, adversely affect the rights of any Noteholders hereunder;

      provided that the Company has delivered to the Trustee,  in addition to the documents required by Section 12.04, an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), if any, the Trustee shall join with the Obligors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.02.With Consent of Holders.

     (a) Subject to Section 6.06 and the exceptions noted below, the Obligors, when authorized by Board Resolutions, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of then outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to
Section 6.06 and the exceptions noted below, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (i) reduce the principal amount of Notes the Holders of which must consent to any such amendment, supplement or waiver;

          (ii) reduce the rate or extend the time for payment of interest on or Liquidated Damages, if any, with respect to any Note;

          (iii) reduce the principal of or extend the fixed maturity of any Note;

          (iv) reduce the price payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed;

          (v) reduce the price payable upon the repurchase of any Note upon a Change of Control, upon an Excess Proceeds
     Offer or License Loss Offer or change the time at which any Note shall be repurchased;

          (vi) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (vii) make any Note payable in money other than that stated in the Note;

                (viii)    make  any  change  in  the   provisions
     concerning waiver of Defaults or Events of Default by Holders of the Notes or rights of Holders to receive payment of principal, interest or Liquidated Damages, if any;

          (ix) make any change in the subordination provisions herein that affects the right of any Holder; or

          (x) release the Company or any Guarantor from its obligations under the Notes or the Subsidiary Guarantee
     (except pursuant to Section 4.19 or 11.02).

     (b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (c)   After  an amendment, supplement or waiver  under  this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03.Effect on Senior Indebtedness.

     No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness under Article Ten of this Indenture, without the consent of such holder.

     SECTION 9.04.Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.05.Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons

      continue  to be Holders after such record  date.   No  such
consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (x) of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.06.Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

     SECTION 9.07.Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                           ARTICLE TEN

                          SUBORDINATION

     SECTION 10.01.    Agreement to Subordinate.

     The Company, each Guarantor and the Trustee agree, and each Holder by its acceptance thereof likewise acknowledges and agrees, that all Notes, Subsidiary Guarantees and the Registration Rights Agreement shall be issued subject to this Article Ten; and each Person holding any Note or entitled to the benefit of any Subsidiary Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of principal of, premium, if any, and interest on the Notes and the Subsidiary Guarantees and Liquidated Damages, if any, will be subordinated to the prior payment in full of all Obligations with respect

      to  Senior  Indebtedness of the Company and  any  Guarantor
(whether outstanding on the date of this Indenture or thereafter incurred), to the extent set forth in this Article Ten.

     SECTION 10.02.    Payment to Noteholders.

          (a) In the event that (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, no Obligor may pay the principal of or interest on the Notes or make any deposit for the purpose of the discharge of its liabilities under the Indenture or may repurchase, redeem or otherwise retire any Notes or make any payment under any Subsidiary Guarantee or may pay any Liquidated Damages (collectively, "pay the Notes"; "payment of the Notes" shall have a correlative meaning), except in Permitted Junior Securities, unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Designated Senior Indebtedness has been paid in full.

          (b) During the continuance of any default (other than a default described in clause (i) or (ii) of Section 10.02(a), a "Non-Payment Default") with respect to any Designated Senior Indebtedness as a result of which the maturity thereof may then be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, no Obligor may pay the Notes, except in Permitted Junior Securities, for a period (a "Payment Blockage Period") commencing upon the receipt by any Obligor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing or is waived). Notwithstanding the immediately preceding sentence (but subject to the next preceding sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Obligors may resume payments on the Notes after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice.

          (c) Upon any payment or distribution of the assets of any Obligor to creditors upon a total or partial liquidation or a total or partial dissolution of any Obligor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Obligor or its property or an assignment for the benefit of creditors or any marshaling of any Obligor's assets and liabilities: (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of the Senior Indebtedness before Noteholders shall be entitled to receive any payment of the Notes; and (ii) until the Senior Indebtedness is paid in full, any distribution to which Noteholders would be entitled but for this provision shall be made to holders

      of  the Senior Indebtedness as their interests may  appear, except that Noteholders may receive Permitted Junior Securities.

          (d) Section 10.02(a), (b) and (c) shall not prevent or delay (i) the Company from redeeming any Notes if required by any Gaming Authority as set forth in Section 3.08 or from otherwise purchasing any Notes pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or
(ii) the receipt by the Noteholders of payments of principal and interest on the Notes, as set forth in Article Eight, from the application of any money or U.S. Government Obligations held in trust by the Trustee.

          (e) If payment of the Notes is accelerated because of a Default or Event of Default, the Company shall promptly notify each Representative of holders of Designated Senior Indebtedness.

          (f)  In the event that, notwithstanding subsection (a),
(b) or (c) of this Section 10.02, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee under this Indenture or the Holders before all Senior Indebtedness is paid in full or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          (g) The consolidation of the Company or any Guarantor with, or the merger of the Company or any Guarantor into, another corporation or the liquidation or dissolution of the Company or any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section
10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article Seven, except as provided therein. This Section shall be subject to Section 10.05.

     SECTION 10.03.    Subrogation of Notes.

          (a) Subject to the payment in full of all Senior Indebtedness, Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company or any Guarantor applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or any Guarantor or the Trustee on their behalf would be entitled except for this Article Ten, and no payment over pursuant to this Article Ten to the holders of such Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company or any Guarantor, as the case may be, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment by the Company or such Guarantor to or on account of such Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Securityholders pursuant to the subrogation provision of this Article Ten, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company or any Guarantor to or for the account of the Notes. It is understood that this Article Ten is and is intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company or a Guarantor, on the one hand, and their creditors (other than the holders of Senior Indebtedness), and the Holders, the obligation of the Company or such Guarantors, which is absolute and unconditional, on the other, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company or such Guarantors, as the case may be, other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent a Holder or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness in respect of cash, property or securities of the Company or any Guarantor received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of any Obligor referred to in this Article Ten, the Trustee, subject to Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation, arrangement or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

     SECTION 10.04.    Authorization by Securityholders.

     Each Holder by his acceptance thereof authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney in fact for any and all such purposes.

     SECTION 10.05.    Notice to Trustee.

     (a) The Company and each Guarantor, as the case may be, shall give prompt written notice to the Trustee and to any Paying Agent of any fact known to the Company or such Guarantor which would prohibit the making of any payment of moneys to or by the Trustee or

      any Paying Agent in respect of the Notes pursuant  to  this
Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Company or Guarantor, as the case may be, or by a holder of Senior Indebtedness or Representative, who shall have been certified by the Company or such Guarantor, or otherwise established to the reasonable satisfaction of the Trustee to be such holder or Representative, and, prior to the receipt of any such written notice, the Trustee shall, subject to Sections 7.01 and 7.02, be entitled to assume that no such facts exist; provided that if on a date at least three Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Note) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     (b) Notwithstanding anything to the contrary herein, nothing shall prevent (a) any payment by the Company or any Guarantor or the Trustee to the Noteholders of amounts in connection with a redemption of Notes if (i) notice of such redemption has been given pursuant to Article Three prior to the receipt by the Trustee of written notice as aforesaid, and
(ii) such notice of redemption is given not earlier than 60 days before the redemption date, or (b) any payment by the Trustee to the Noteholders of amounts deposited with it pursuant to Article Eight.

     (c) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished the Trustee, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 10.06.    Trustee's Relation to Senior Debt
                  Holders.

     (a) The Trustee, or any agent of the Company, or a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent, of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

           (b)   With   respect  to   the   holders   of   Senior
Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company or any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the Company, any Guarantor any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

     SECTION 10.07.    No Impairment of Subordination.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                         ARTICLE ELEVEN

                      SUBSIDIARY GUARANTEES

     SECTION 11.01.    Subsidiary Guarantees.

     (a) Each Guarantor hereby jointly and severally unconditionally guarantees (each such guarantee together with the guarantee endorsement to the Notes by such Guarantor, substantially in the form of Exhibit F hereto, being a "Subsidiary Guarantee") to each Holder authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, interest, premium, if any, and Liquidated Damages, if any, on the Notes will be paid in full when due, whether at the Maturity Date, any Interest Payment Date, any Redemption Date or Purchase Date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due
(including any applicable grace periods) of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same pursuant to the preceding sentence whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

           (b) For purposes of this Article Eleven, "Obligations"
means, with respect to the Company, any and all present and future obligations and liabilities of the Company of every type and description to the Holders under the Notes, this Indenture and the Registration Rights Agreement, whether for principal, premium (if any), interest, Liquidated Damages, if any, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under any Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     (c)   Each  Guarantor's  Obligations  with  regard  to  this
Subsidiary Guarantee shall be (i) joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other Obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor and
(ii) subordinated to the prior payment in full of all Obligations with respect to Senior Indebtedness of such Guarantor (whether outstanding on the date of this Indenture or thereafter incurred) in accordance with Article Ten.

     (d) Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee or the Holders (each, a "Benefited Party") to proceed against the Company, any other Obligor or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party's power before proceeding against such Guarantor; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iii) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any other Obligor, any Benefited Party, any creditor of such Guarantor, the Company, any other Obligor or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (v) any defense based upon any statute or rule or law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law or the application of Section 1111(b)(2) of the Bankruptcy Law; or (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. Except as provided in Section 11.02, a Subsidiary Guarantee will not be discharged except by discharge of this Indenture pursuant to Article Eight hereof or by complete performance of the Obligations contained in such Subsidiary Guarantee and this Indenture.

           (e)  If any Holder or the Trustee is required  by  any court or otherwise to return to either the Company or any Guarantor, or any custodian acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed until payment in full of all Obligations guaranteed pursuant to such Subsidiary Guarantee.

     (f) As between each Guarantor, on the one hand, and the Holders and the Trustee, on the other, (i) the maturity of the Obligations guaranteed pursuant to a Subsidiary Guarantee may be accelerated pursuant to Section 6.02, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other Obligor on the Notes of the
Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in
Section 6.02, those Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee.

     SECTION 11.02.    Release Following Disposition of
                  Capital Stock or Designation as an
                  Unrestricted Subsidiary.

     The Trustee shall release any Guarantor from its Subsidiary Guarantee, and such Subsidiary Guarantee shall cease to be valid and to have any force and effect if (i) there shall occur a sale or other disposition (other than to the Company or any Restricted Subsidiary) of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other
disposition  (other  than  to  the  Company  or  any   Restricted
Subsidiary)  of  all  of  the Capital  Stock  of  any  Guarantor;
provided that such sale or other disposition is an Asset Disposition subject to and complying with Section 4.15, and the Net Available Cash resulting therefrom are applied in accordance with such Section 4.15, or (ii) such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with
Section 4.19. In such event, each of the Company, the Trustee and the remaining Guarantors shall, in accordance with Article Nine hereof, execute an Indenture Supplemental hereto that reflects the release of such Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal and interest on the Notes and for the other Obligations of the Company as provided in this Article Eleven.

     SECTION 11.03.    Rights of Contribution.

     (a) In order to provide for just and equitable contribution among the Guarantors in connection with their respective Subsidiary Guarantees, the Guarantors have agreed among themselves that if any Guarantor satisfies some or all of the Obligations of the Company guaranteed by it hereunder (a "Funding Guarantor"), the Funding Guarantor shall be entitled to contribution from the other Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Guarantor in satisfying such Obligations, so that each Guarantor that remains obligated under its Subsidiary Guarantee at the time that a Funding Guarantor makes such payment (a "Remaining Guarantor") and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining

      Guarantor's  Maximum  Net  Worth  bears  to  the  aggregate
Maximum  Net Worth of all Remaining Guarantors that have positive
Maximum Net Worth.

     (b) For purposes of this Section 11.03, the following terms are defined as set forth below:

     "Net Worth" means, with respect to any Guarantor, the amount, as of any date of calculation, by which the sum of such Person's assets (including subrogation, indemnity, contribution, reimbursement and similar rights that such Guarantor may have), determined on the basis of a "fair valuation" or their "fair
salable   value"   (whichever  is  the  applicable   test   under
Section 548 and other relevant provisions of Bankruptcy Law, and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under its Subsidiary Guarantee and excluding, to the maximum extent permitted by applicable law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Obligations under such Subsidiary Guarantees arising out of loans or advances made to such Person by any other Person.

     "Maximum Net Worth" means, with respect to any Guarantor, the greatest of the Net Worths calculated as of the following dates: (A) the date on which the Guarantor becomes a Guarantor hereunder, (B) the date on which such Guarantor expressly reaffirms its Subsidiary Guarantee, (C) the date on which demand for payment is made on such Guarantor hereunder, (D) the date on which payment is made by such Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Guarantor to make payment hereunder or in respect hereof.

     The meaning of the terms "fair valuation" and "fair salable value" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of any Bankruptcy Law and applicable state fraudulent conveyance or transfer laws.

     SECTION 11.04.    Limitation on Liability.

     If the obligations of any Guarantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Law or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor's (i) rights of reimbursement and indemnity from the Company with respect to amounts paid by such Guarantor and
(ii)  rights  of contribution from other Guarantors  pursuant  to
Section 11.03, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that such Guarantor's obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (a) that, without giving effect to this paragraph, such Guarantor's obligations hereunder would be avoidable and (b) the extent to which such obligations are reduced by operation of this paragraph.

                            ARTICLE TWELVE

                          MISCELLANEOUS

     SECTION 12.01.    TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02.    Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

               Ameristar Casinos, Inc.
               3773 Howard Hughes Parkway
               Suite 490 South
               Las Vegas, Nevada  89109
               Attention: Senior Vice President and Chief
               Financial Officer
               Telecopy:  (702) 369-8860

          if to the Trustee:

               First Trust National Association
               180 East Fifth Street
               St. Paul, Minnesota 55101
               Attention:  Corporate Trust Administration
               Telecopy:  (612) 244-0711

     Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

           SECTION  12.03.      Communications  by  Holders  with
Other Holders.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

     SECTION 12.04.      Certificate  and  Opinion   as   to
                  Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel, in form and substance satisfactory to the Trustee, stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

     SECTION 12.05.     Statements  Required in  Certificate
                  or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1)    a   statement  that  the  Person   making   such
     certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 12.06.      Rules  by  Trustee,  Paying  Agent,
                  Registrar.

     The Trustee may make reasonable rules in accordance with the
Trustee's  customary practices for action by or at a  meeting  of
Noteholders.   The Paying Agent or Registrar may make  reasonable
rules for its functions.

           SECTION 12.07.   Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 12.08.    Governing Law.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

     SECTION 12.09.     No  Adverse Interpretation of  Other
                  Agreements.

     This   Indenture  may  not  be  used  to  interpret  another
indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10.    No Recourse Against Others.

     A director, officer, employee, stockholder or incorporator, as such, of any Obligor or of the Trustee shall not have any liability for any obligations of any Obligor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 12.11.    Successors.

     All agreements of the Obligors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.12.    Duplicate Originals.

     All parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 12.13.    Severability.

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall

      not  in any way be affected or impaired thereby,  it  being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 12.14.      Designation  of  Notes  as   Senior
                  Indebtedness Under Gem Notes.

     The Company hereby designates, with respect to each Gem Note, all Indebtedness evidenced by the Notes and this Indenture, including, without limitation, all Liquidated Damages, if any, as Senior Indebtedness, as such term is defined in such Gem Note.

     SECTION 12.15Liability of ACCBI.

     Notwithstanding anything herein to the contrary, ACCBI shall have no obligation or liability hereunder prior to the time, if at all, that this Indenture, and the Subsidiary Guarantee of ACCBI provided for herein, shall have been approved by the Iowa Racing and Gaming Commission.

           IN WITNESS WHEREOF, the parties hereto have caused
this Indenture to be duly executed, all as of the date first written above.

                              Company:

                              AMERISTAR CASINOS, INC., a Nevada
                              corporation


                              By:  /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:  Senior Vice President


                              Guarantors:

                              AMERISTAR CASINO COUNCIL BLUFFS,
                              INC., an Iowa corporation


                              By:  /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Vice President


                              AMERISTAR CASINO LAS VEGAS, INC., a
                              Nevada corporation


                              By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Vice President


                              AMERISTAR CASINO VICKSBURG, INC., a
                              Mississippi corporation


                              By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Vice President


                              A.C. FOOD SERVICES, INC., a Nevada
                              corporation


                              By:   /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:  Vice President


                              AC HOTEL CORP., a Mississippi
                              corporation


                              By:    /s/ Thomas M. Steinbauer
                                  Name:   Thomas M. Steinbauer
                                  Title:   Vice President


                              Trustee:

                              FIRST TRUST NATIONAL ASSOCIATION
                                 as Trustee


                              By:    /s/ Richard H. Prokosch
                                  Name:   Richard H. Prokosch
                                  Title:   Trust Officer
                                                        EXHIBIT A

                          FORM OF NOTE

                     AMERISTAR CASINOS, INC.

No. _____________________                       $_______________
CUSIP No. ______________

10 1/2% SENIOR SUBORDINATED NOTES DUE 2004 [SERIES A] [SERIES B]1

     AMERISTAR CASINOS, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to __________, or its registered assigns, the principal sum of
________ Dollars [as reduced or increased from time to time as indicated on Schedule A hereto],2 on August 1, 2004.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee (as defined on the reverse hereof) referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.
                              AMERISTAR CASINOS, INC.

                              By:
                              Name:
                              Title:
     [Corporate Seal]

     Attest:
     By:
     Name:
     Title:
     Dated:

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     FIRST TRUST NATIONAL ASSOCIATION,
          as Trustee, certifies that this is one of the Notes referred to in the Indenture.

     By:
          Authorized Signatory



                  FORM OF REVERSE SIDE OF NOTE

                     AMERISTAR CASINOS, INC.

10 1/2% Senior Subordinated NOTES DUE 2004 [SERIES A] [SERIES B]3

     [THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b), (c) OR (d), UPON DELIVERY OF AN OPINION OF COUNSEL IF THE ISSUER OR TRUSTEE, REGISTRAR OR TRANSFER AGENT FOR THE NOTES SO REQUESTS), (2) TO THE ISSUER,
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]4

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS  OF THIS GLOBAL SECURITY SHALL BE LIMITED  TO
     TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
     2.17 OF THE INDENTURE.]5

     1.   Indenture.

     This Note is one of a duly authorized issue of debt securities of the Company designated as its "10 1/2% Senior Subordinated Notes due 2004 [Series A] [Series B]"6 (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of July 15, 1997 (as amended or supplemented from time to time, the "Indenture") between the Company, as Issuer, Ameristar Casino Council Bluffs, Inc., an Iowa corporation, Ameristar Casino Las Vegas, Inc., a Nevada corporation, Ameristar Casino Vicksburg, Inc., a Mississippi corporation, A.C. Food Services, Inc., a Nevada corporation and AC Hotel Corp., a Mississippi corporation, as Guarantors (together with certain other current and future subsidiaries of the Company that may become guarantors, collectively, the "Guarantors") and First Trust National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of the Indenture contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, sell assets, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of Subsidiaries or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. The Indenture also imposes similar restrictions on Restricted Subsidiaries, but permits, under certain circumstances, Subsidiaries to be deemed Unrestricted Subsidiaries and thus not be subject to the restrictions of the Indenture.

     2.   Interest.

     The Company shall pay interest on this Note at a rate of 10 1/2% per annum, semiannually in arrears on February 1 and
August 1 of each year, commencing on February 1, 1998, to the Holder hereof until the principal amount hereof is paid or duly provided for. The Record Dates for such Interest Payment Dates shall be January 15 and July 15, respectively (each, a "Record Date"). Interest shall accrue from July 15, 1997 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the
Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is a Legal Holiday, the interest payment to be made on such Interest Payment Date will be made on the next succeeding business day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     [If this Note is exchanged pursuant to an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged pursuant to an Exchange Offer Registration Statement subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of the Initial Note on such Record Date.]7

     [If this Note has been issued in exchange for an Initial Note pursuant to an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) prior to the Record Date for such Initial Note with respect to the first Interest
Payment   Date  following  such  exchange,  accrued  and   unpaid
interest,  if any, on such Initial Note, up to but not  including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder hereof on the first Record Date with respect hereto. If this Note has been issued in exchange for an Initial Note pursuant to an Exchange Offer Registration Statement subsequent to the Record Date for such Initial Note with respect to the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the Initial Note and any accrued and unpaid interest on this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.]8

     To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, defaulted interest and overdue Liquidated Damages (without regard to any applicable grace period), at the interest rate borne on the Notes plus 2% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to the Indenture, or otherwise.

     [3.  Registration Rights; Liquidated Damages.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.]9

     [4]. Method of Payment.

     The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, will be payable at the office of the Paying Agent but, at the option of the Company, interest and Liquidated Damages may be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. [Payments with respect to this Global Note are required to be made in same day funds in accordance with the policies of the Depository.]10

     [5]. Paying Agent and Registrar.

     Initially,  the  Trustee  will  act  as  Paying  Agent   and
     Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or
Registrar.   The Company or any of its subsidiaries  may  act  as
Paying Agent or Registrar.

     [6].  Notice  of  Redemption;  Selection  of  Notes  to   be
Redeemed.

     At least 30 calendar days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at the addresses of such Holders as they appear in the Register.

     If fewer than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee, pro rata or by lot or by any other means the Trustee determines to be fair and appropriate and which complies with applicable legal and securities exchange requirements.

     [7]. Optional Redemption.

     Except as described below, the Notes will not be redeemable at the option of the Company prior to August 1, 2001. On or after that date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, mailed by first-class mail to the Noteholders' registered addresses, at the Redemption Prices (expressed in percentages of principal amount) specified below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date, if redeemed during the 12-month period beginning August 1 of the years indicated below:

                Year               Percentage
                2001               105.25%
                2002               103.50%
                2003        and    101.75%
                thereafter

     Notwithstanding the foregoing, but subject to the terms of any Designated Senior Indebtedness, on or prior to August 1, 2000, the Company may redeem up to 25% in aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price of 110.50% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date with the net proceeds of one or more Public Equity Offerings; provided that at least $75.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of such Public Equity Offering.

     If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2001, then the premium (expressed in percentages of principal amount) specified below shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes during the 12-month period beginning August 1 of the years indicated below:


                      Year               Percentage
           1997 (and including the
           period from                    10.50%
                July 15, 1997 to
           July 31, 1997)
           1998                           9.188%
           1999                           7.875%
           2000                           6.563%

     The Notes are not subject to any mandatory sinking fund payments.

     [8]. Effect of Notice of Redemption.

     Once notice of redemption is mailed as described above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (together with accrued interest, and Liquidated Damages, if any, thereon to the Redemption Date), but installments of interest and Liquidated Damages, if any, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

     Prior to 11:00 A.M., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Liquidated Damages, if any, on, of all Notes to be redeemed on that date. If the Company complies with such deposit requirements, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Liquidated Damages, if any, interest and Liquidated Damages, if any, on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

[9].         Mandatory Disposition or Redemption Pursuant to Gaming
     Law.

     If a Holder or beneficial owner of this Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable, or if a Holder or a beneficial owner of this Note fails to take the steps necessary to seek such license, qualification or finding of suitability, the Holder or beneficial owner of this Note shall be obliged, at the request of the Company, to dispose of such Holder's or beneficial owner's Notes within 30 days after receipt of notice of failure to be licensed, qualified or found suitable or such earlier date prescribed by any Gaming Authority (in which event the Company's obligation to pay any interest and Liquidated Damages, if any, after the receipt of such notice shall be limited as provided in such Gaming Laws), and thereafter, the Company shall have the right to redeem, on the date fixed by the Company for the redemption of such Notes, such Holder's or beneficial owner's Notes at a redemption price equal to the lowest of (i) the price at which such Holder or beneficial owner acquired such Notes without accrued interest or Liquidated Damages, if any, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the Redemption Date, (ii) the fair market value of such Notes on such Redemption Date and (iii) the principal amount of such Notes without accrued interest or Liquidated Damages, if any, thereon, unless the payment of such interest or Liquidated Damages, if any, is permitted by the applicable Gaming Authority, in which case such interest and Liquidated Damages, if any, shall be paid through the Redemption Date. The Company is not required to pay or reimburse any Holder or beneficial owner of this Note for the costs of licensure or investigation for such licensure, qualification, or finding of suitability. Any Holder or beneficial owner of this Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, suitability or application therefor.

     [10].     Repurchase at the Option of Holders upon Change of
Control.

     Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or a part of such Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

     Within 30 calendar days following any Change of Control, the Company shall send, by first class mail to each Holder, a notice respecting such Change of Control. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.

     On the Purchase Date, all Notes purchased by the Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the Purchase Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Holders entitled thereto.

     [11].      Repurchase at the Option of Holders upon Sale  of
Assets.

     If  at  any  time  the Company or any Restricted  Subsidiary engages in any Asset Disposition, as a result of which the aggregate amount of Excess Proceeds (together with interest thereon) exceeds $5 million, the Company shall make an offer to purchase from all Holders on a pro rata basis the Notes at a Purchase Price of 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date and shall purchase from Holders accepting such offer, the maximum principal amount of Notes that may be purchased from funds in an amount equal to the then-existing Excess Proceeds. Upon completion of such an Excess Proceeds Offer (including payment of the Purchase Price for Notes duly tendered), the Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds and the Company or the Restricted Subsidiary that engaged in the Asset Disposition, as applicable, may use the remaining Excess Proceeds for general corporate purposes.

     Within 10 calendar days of the date on which the Company is required to make an Excess Proceeds Offer, the Company shall send, by first-class mail, a notice to each Holder respecting the Excess Proceeds Offer. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

     On the Purchase Date, all Notes purchased by the Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the Purchase Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Holders entitled thereto.

     [12].      Repurchase  of Notes on Loss of  Material  Gaming
License.

     If at any time a License Loss occurs with respect to the Company or a Restricted Subsidiary, and if any part of the License Loss Amount is not applied by the Company or its Restricted Subsidiaries in the manner and in the 40-day period set forth in Section 4.20 of the Indenture, subject to certain exceptions and conditions contained in the Indenture, the Company shall, immediately upon expiration of such period, make a License Loss Offer to all Holders in accordance with the procedures set forth in the Indenture, and shall purchase from Holders accepting such offer on a pro rata basis, the maximum principal amount of Notes that may be purchased with such unapplied portion of the License Loss Amount, at a Purchase Price of 101% of their principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

     Prior to or upon the date on which the Company is required to make a License Loss Offer, the Company shall send, by first-class mail, a notice to each Holder respecting the License Loss Offer. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

     On the Purchase Date, all Notes purchased by the Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the Purchase Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Holders entitled thereto.

     [13. The Global Note.

     So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

     The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or this Note.

     Whenever, as a result of optional redemption by the Company, a Change of Control offer, an Excess Proceeds Offer, a License Loss Offer, an Exchange Offer (as defined in the Registration Rights Agreement) or an exchange for Physical Notes, this Global
Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder hereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder, provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.]11

     [14. The Exchange Offer.

     If this Note is presented to the Registrar for exchange pursuant to the Exchange Offer (as defined in the Registration
Rights Agreement), it shall be exchanged for an Exchange Note of equal principal amount in accordance with the terms of the Exchange Offer and the Indenture.]12

     [15].     Denomination, [Transfer and Exchange]13.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof. [By its acceptance of any Note bearing the Private Placement Legend set forth above, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture.] 14

     [16].     Repayment to the Company.

     Subject to Article Eight of the Indenture, any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or the Paying Agent or another trustee for payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable, shall be promptly paid to the Company upon its written request and the Trustee and the Paying Agent thereupon shall be relieved from all liability with respect to such funds; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such funds then remaining will be repaid to the Company. After payment to the Company Noteholders entitled to such funds must look to the Company for payment as general creditors unless an applicable law designates another Person.

     [17].     Discharge and Defeasance.

     Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee, the Paying Agent or a trustee satisfactory to the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or redemption, as the case may be.

     [18].     Amendment, Waiver.

     Subject to conditions set forth in the Indenture, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee, together, may amend or supplement the Indenture or  the Notes without notice to or consent of any Noteholder
(i) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the
Trustee, adversely affect the rights of any Holder in any material respect; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; (iv) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder; (v) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions and the reference to the Registration Rights Agreement with respect to Liquidated Damages and registration rights contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; (vi) to provide for the assumption of the Company's or any Guarantor's obligations to Noteholders by a successor company or guarantor; (vii) to release any Subsidiary Guarantee in accordance with the provisions of the Indenture; (viii) to provide for additional Guarantors; or (ix) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Noteholders under the Indenture.

     Subject to certain exceptions and conditions set forth in the Indenture, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of then outstanding Notes, may amend or supplement the Indenture or the Notes, without notice to any other Noteholders. Subject to certain exceptions set forth in the Indenture, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes may waive compliance by any Obligor with any provision of the Indenture or the Notes without notice to any other Noteholder. After an amendment, supplement or waiver pursuant to the Indenture becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     [19].     Defaults and Remedies.

     If an Event of Default occurs and is continuing and has not been waived pursuant to the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, subject to certain limitations, may declare the principal of and accrued interest and Liquidated Damages, if any, on all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any declaration or other act on the part of the Trustee or any Noteholders.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2001, then the premium specified in the third paragraph of Section [7] of this Note shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     Subject to certain conditions contained in the Indenture, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03 of the Indenture. Subject to Section 7.01 of the Indenture, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     A Noteholder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing; (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

     The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     [20].      Subordination;  Senior  Indebtedness  Under   Gem
Notes.

     The payment of principal of, premium, if any, and interest on the Notes is subordinated to the prior payment in full of all Obligations with respect to Senior Indebtedness of the Company and any Guarantor (whether outstanding on the date of this Indenture or thereafter incurred), as set forth in Article Ten of the Indenture. The Company hereby designates, with respect to each Gem Note, the Indebtedness evidenced by this Note and the Indenture as Senior Indebtedness, as such term is defined in such Gem Notes.

     [21].     Individual Rights of Trustee.

     Subject to certain limitations contained in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     [22].     Trustee's Disclaimer

     The  Trustee  makes no representation as to the validity  or adequacy of the Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or the Notes other than the Trustee's certificate of authentication.

     [23].     No Recourse Against Certain Others.

     A director, officer, employee, stockholder or incorporator, as such, of any Obligor or of the Trustee shall not have any liability for any obligations of any Obligor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     [24].     Governing Law.

     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

     [25].     Liability of ACCBI.

     Notwithstanding anything herein to the contrary, ACCBI shall have no obligation or liability hereunder prior to the time, if at all, the Indenture and the Subsidiary Guarantee of ACCBI provided for therein shall have been approved by the Iowa Racing and Gaming Commission.

     The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

          Ameristar Casinos, Inc.
          3773 Howard Hughes Parkway
          Suite 490 South
          Las Vegas, Nevada 89109
          Attention:  Chief Financial Officer



                           [SCHEDULE A

                  SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $___________. The following decreases/increase in the principal amount at maturity of this Note have been made:
                                       Total
                                       Principal
                                       Amount at
Date of      Decrease in  Increase in  Maturity      Notation
Decrease/    Principal    Principal    Following     Made by or
Increase     Amount at    Amount at    such          on Behalf
             Maturity     Maturity     Decrease/     of Trustee]15
                                       Increase

















                           ASSIGNMENT

            (To be executed by the registered Holder if such Holder desires to transfer this Note)

     FOR VALUE RECEIVED ______________________________ hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE




_________________________________________________________________
_____________
          (Please print name and address of transferee)

_________________________________________________________________
_____________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
_______________________ Attorney to transfer this Note on the Register, with full power of substitution.

Dated: __________________________

__________________________________
________________________________
Signature of Holder                Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National
Association of Securities Dealers, Inc. The guarantor of signature must be a participant in the Medallion Stamp Program.)

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.
               OPTION OF HOLDER TO ELECT PURCHASE
                     (check as appropriate)

          In connection with the offer made upon a Change of Control pursuant to Section 4.14 of the Indenture, the undersigned hereby elects to have the entire principal amount

               $ __________________($1,000 in principal amount or
          an integral multiple thereof) of this Note

          repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

          In connection with the Excess Proceeds Offer made pursuant to Section 4.15 of the Indenture, the undersigned hereby elects to have the entire principal amount (or the maximum amount thereof after selection of Notes for repurchase on a pro rata basis)

               $ __________________($1,000 in principal amount or
          an integral multiple thereof) of this Note

          repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100%
          of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

          In connection with the License Loss Offer made pursuant to Section 4.20 of the Indenture, the undersigned hereby elects to have the entire principal amount (or the maximum amount thereof after selection of Notes for repurchase on a pro rata basis)

               $ __________________($1,000 in principal amount or
          an integral multiple thereof) of this Note

          repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100%
          of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.



Dated: ______________________



__________________________________
________________________________
Signature of Holder                Signature Guaranteed:
(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc. The guarantor of signature must be a participant in the Medallion Stamp Program.)
NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.
                                                     EXHIBIT B
               Form of Certificate To Be Delivered
        in Connection with Transfers to Non-U.S. Persons
                    Pursuant to Regulation S
                                    _______________________, ____
First Trust National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration

          Re:Ameristar Casinos, Inc. (the "Company")
             10 1/2% Senior Subordinated Notes due 2004 Series A
             (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed transfer of $___________ aggregate principal amount of the Notes (the "Transfer"), we confirm that (i) we are familiar with the transfer provisions of the Indenture, dated as of July 15, 1997, by and among the Company, the Guarantors named therein and you, as Trustee (the "Indenture"), and (ii) such Transfer has been effected in compliance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer or order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b)
     the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule
     903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the Transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes; and

          (6) if the Transfer will occur prior to the expiration of the Restricted Period (as defined in the Indenture), the interest transferred will be held immediately hereafter through Euroclear or CEDEL (as defined in the Indenture).

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours, [Name of
                              Transferor]

                              By:__________________________
                              Authorized Signature


                                                     EXHIBIT C
               Form of Certificate To Be Delivered
              in Connection with Transfers to QIBs
                                    _______________________, ____
First Trust National Association
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration

          Re:Ameristar Casinos, Inc. (the "Company")
             10 1/2% Senior Subordinated Notes due 2004 Series A
             (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed transfer of $___________ aggregate principal amount of the Notes (the "Transfer"), we confirm that (i) we are familiar with the transfer provisions of the Indenture, dated as of July 15, 1997, by and among the Company, the Guarantors named therein and you, as Trustee (the "Indenture"), and (ii) such Transfer has been effected in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the Transfer is being made to a person whom we reasonably believe is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

          (2)    the   Transfer  otherwise  complies   with   the
     requirements of Rule 144A.


     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Rule 144A.

                              Very truly yours, [Name of
                              Transferor]

                              By:__________________________
                              Authorized Signature


                                                       EXHIBIT D


EXHIBIT D - PORTIONS OF FINAL OFFERING MEMORANDUM

Gem Notes

     Upon the effectiveness of the Gem Settlement Agreement on June 20, 1997, Ameristar issued the Gem Notes in the aggregate amount of $28.7 million. See "Business - The Gem Merger." The per annum interest rate on the Gem Notes is 8%, subject to increase by 3.4 or 3.3 percentage points, up to a maximum of 18% per annum, following one or more failures to make payments under the Gem Notes by scheduled dates. Interest is scheduled to be paid initially on a quarterly basis and on a monthly basis after October 1998. Any interest not paid when scheduled will thereafter accrue interest as principal. A principal reduction payment of $2.0 million is scheduled for November 1998, followed by semiannual principal reduction payments of $1.0 million commencing in July 1999 until January 2002, when the semiannual principal reduction payments will increase to $1.5 million. The Gem Notes mature on December 31, 2004. The Gem Notes are not be subject to acceleration or other collection efforts upon failure to make a scheduled payment prior to maturity, and the only remedy for such a failure to make a scheduled payment is the increase in interest rate described above. The failure to make a scheduled payment under the Gem Notes will not constitute an event of default under the Revolving Credit Facility or the Indenture.

     The Gem Notes may be prepaid in whole or in part at any time without penalty. The Gem Notes are subordinate to the Revolving Credit Facility, the Notes and other long-term indebtedness of Ameristar specified by Ameristar up to a maximum of $250 million, plus additional indebtedness incurred in connection with certain interest rate protection or similar agreements related to senior indebtedness. The Gem Notes are unsecured and do not bind the Company to any affirmative or negative covenants other than the payment obligations and a covenant prohibiting Ameristar from incurring more than $250 million in senior indebtedness. A portion of the Gem Notes ($15 million) expressly provide that Ameristar may set off any liabilities of the Gem Stockholders to the Company. Ameristar will be permitted to effect such a setoff even if such Gem Notes have been transferred to a third party holder. The release of the Gem Stockholders provided for in the Gem Settlement Agreement excludes certain claims that the Company may have against the Gem Stockholders. See "Business - The Gem Merger."

Vicksburg Hotel Loan

     The Company intends that AC Hotel Corp., a newly formed wholly owned subsidiary of ACVI, will enter into a loan agreement in July 1997 providing for borrowings of up to $7.5 million for the purpose of funding a portion of the construction costs of a 148-room hotel at Ameristar Vicksburg. The Company is currently negotiating with a private lender for a nonrecourse loan that would be secured by a deed of trust on the hotel and the underlying land senior in priority to the liens securing the Revolving Credit Facility. The Company anticipates that this loan will have a maturity date of not earner than June 1, 1998 and require monthly or quarterly interest payments. However, no assurance can be given that this or any other loan will be obtained on these terms or other terms acceptable to the Company.


                                                        EXHIBIT E

                 FORM OF SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
dated as of              , ____, among
(the "Additional Guarantor"), Ameristar Casinos, Inc., a Nevada corporation (the "Company"), the other Guarantors listed on the signature pages hereto (the "Existing Guarantors") and First Trust National Association, as trustee under the indenture referred to below (the "Trustee").

                            RECITALS

     A. The Company, as Issuer, and Ameristar Casino Las Vegas, Inc., a Nevada corporation, Ameristar Casino Council Bluffs, Inc., an Iowa corporation, Ameristar Casino Vicksburg, Inc., a Mississippi corporation, A.C. Food Services, Inc., a Nevada corporation and AC Hotel Corp., a Mississippi corporation, have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 15, 1997, providing for the issuance of an aggregate principal amount at maturity of $100,000,000 of 10 1/2 Senior Subordinated Notes due 2004 (the "Notes");

     B. Section 4.22 of the Indenture provides that under certain circumstances the Company is required to cause the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth in Article Eleven of the Indenture; and

     C. Pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.    Capitalized  Terms.   Capitalized  terms  used  herein
without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other provisions of the Indenture applicable to Guarantors, subject to the terms and conditions of the Indenture.

     3. No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of any Obligor or of the Trustee shall not have any liability for any obligations of any Obligor under the Notes, this Supplemental Indenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     4. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

     5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. Consent of Existing Guarantors; Status of Existing Guarantees. By its execution hereof, each Existing Guarantor confirms that it is a Guarantor of the Company's Obligations pursuant to a Subsidiary Guarantee on the terms and conditions set forth in Article Eleven of the Indenture and hereby
(i) consents to the execution of this Supplemental Indenture by the Company and the Additional Guarantor and to the addition to the Indenture of the Additional Guarantor, and (ii) confirms that the Subsidiary Guarantee to which it is a party is and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                              ADDITIONAL GUARANTOR
                              [                            ]

                              By:
                              Name:
                              Title:

     [Corporate Seal]

     Attest:
     By:
     Name:
     Title:

     Dated:
                              AMERISTAR CASINOS, INC.

                              By:
                              Name:
                              Title:

     [Corporate Seal]

     Attest:
     By:
     Name:
     Title:

     Dated:


                              [EXISTING GUARANTORS]

                              By:
                              Name:
                              Title:

     [Corporate Seal]

     Attest:
     By:
     Name:
     Title:

     Dated:

                              FIRST TRUST NATIONAL ASSOCIATION,
                              as Trustee


                              By:_____________________________
                                  Name:
                                  Title:

                                                        EXHIBIT F

                  FORM OF SUBSIDIARY GUARANTEE

          Each Guarantor listed below (hereinafter referred to as the "Guarantors") hereby jointly and severally and unconditionally guarantees to each Holder of a _% Senior Subordinated Note due 2004 (the "Notes") of Ameristar Casinos, Inc., a Nevada corporation (the "Company") authenticated and delivered by the Trustee, irrespective of the validity or enforceability of that certain Indenture, by and among the Company, the Guarantors named therein, and First Trust National Association, as Trustee, dated as of July 15, 1997, as amended or supplemented (the "Indenture"), the Notes or the Obligations of the Company under the Indenture or the Notes, that: (i) the principal of, interest, premium, if any, and Liquidated Damages, if any, on the Notes will be paid in full when due, whether at the Maturity Date, any Interest Payment Date, any Redemption Date or Purchase Date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes and all other Obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due (including any applicable grace periods) of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same pursuant to the preceding sentence whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article Eleven of the Indenture, Article Eleven of the Indenture shall control.

     This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Company's Obligations under the Notes and the Indenture (subject to Section 11.02 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     If the obligations of any Guarantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Law or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration such Guarantor's (i) rights of reimbursement and indemnity from the Company with respect to amounts paid by such Guarantor and
(ii)  rights  of contribution from other Guarantors  pursuant  to
Section 11.03 of the Indenture, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that such Guarantor's obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (a) that, without giving effect to this paragraph, such Guarantor's obligations hereunder would be avoidable and (b) the extent to which such obligations are reduced by operation of this paragraph.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                              GUARANTORS

                              By:_____________________________
                                  Name:
                                  Title:



_______________________________

  1    The Initial Notes shall be marked as Series A and the
  Exchange Notes shall be marked as Series B.

  2    Appears only on Global Notes.

  3    The Initial Notes shall be marked as Series A and the
  Exchange Notes shall be marked as Series B.

  4    Appears only on the Initial Notes.

  5    Appears only on the Global Notes.

  6    The Initial Notes shall be marked as Series A and the
  Exchange Notes shall be marked as Series B.

  7    Appears only on Initial Notes.

  8    Appears only on Exchange Notes.

  9    Appears only on Initial Notes.

  10    Appears only on Global Notes.

  11    Appears only on Global Note.

  12    Appears only on Initial Notes.

  13    Appears only on Initial Notes.

  14    Appears only on Initial Notes.

  15    Schedule appears only on Global Notes.